 ITEM 1. Front of Registration Statement and Outside Front Cover of Prospectus

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Competitive Companies, Inc.
                 (Name of small business issuer in our charter)

          Nevada                            7389                  65-1146821
(State or other jurisdiction of      (Primary Standard         (I.R.S. Emplyer
incorpoartion or organization     Industrial Classification  Identifiaction Number)
                                       Code Number)

3751 Merced Drive, Suite A Riverside, CA
                                                               92503
 (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code: 909.687.6100

                 3751 Merced Drive, Suite A Riverside, CA 92503
 (Address of principal place of business or intended principal place of business)

                        Corporate Creations Network, Inc
             8275 South Eastern Avenue, Suite 200 Las Vegas NV 89123
                                 1 305 672 0686
            (Name, address and telephone number of agent for service)

                                   Copies to:

                               M.T. Williams, Esq.
                            Williams Law Group, P.A.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611
                               Phone: 813.831.9348
                                Fax: 813.832.5284

          SHARES ARE BEING OFFERED BY SELLING SHAREHOLDERS AS FOLLOWS:

                    Common stock, $.001         2,559,361
                    par value
                    Class B Preferred,          1,495,436
                    $.001 par value
                    Class C Preferred,          1,000,000
                    $.001 par value

                                       1

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

                                       Proposed        Proposed
Title of each class of                 maximum         maximum         Amount of
securities to be        Amount to be   offering price  aggregate       registration
registered              registered     per unit (1)    offering price  fee
Common stock, $.001     2,559,361 (2)  $3.00           $7,678,083.00   $1,920.00
par value
Class B Preferred,      1,495,436 (2)  $.001           $1,495.00       $1.00
$.001 par value
Class C Preferred,      1,000,000 (2)  $.001           $1,000.00       $1.00
$.001 par value

                            ------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Selling shareholders hold all of the shares that we are registering.
These shares will be sold at negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

                                       2

       ITEM 1. Front of Registration Statement and Outside Front Cover of
                                   Prospectus

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. OUR SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS
NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR
SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS
                           COMPETITIVE COMPANIES, INC.
                 SUBJECT TO COMPLETION, DATED JANUARY 11, 2002

Our selling shareholders are offering:

2,559,361 shares of our common stock, $.001 par value
1,495,436 shares of Class B preferred stock, $.001 par value
1,000,000 shares of Class C preferred stock, $.001 par value

The selling  shareholders  owning  common stock may offer their shares of common stock at $3.00 per share.  The selling  shareholders  owning Class B and Class C stock may offer  their  shares of  preferred  stock at $.01 per share.  When the
Class B and Class C shares are converted,  the selling  shareholders  owning the underlying  common  stock may offer  their  shares of common  stock at $3.00 per share. We will pay all expenses of registering the securities.

Our common stock is not now qualified for quotation on the Over-the-Counter
Bulletin Board or listed on any national securities exchange or the NASDAQ stock market.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED
ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
FACTORS" BEGINNING ON PAGE 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                              Offering Information

                        Price to Public (1)   Underwriting         Estimated Offering    Proceeds to
                                              Discounts and        Expenses (3)          Company (4)
                                              Commissions (2)
Per Share
  Common Stock               $3.00                 N/A                  N/A                   N/A
  Class B Preferred Stock     $.01                 N/A                  N/A                   N/A
  Class C Preferred Stock     $.01                 N/A                  N/A                   N/A
Total                         $0.0                $0.0                 $0.0                  $0.0

(1) The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. The offering price for the selling shareholders' shares has been determined solely by management.
(2) Selling Shareholders hold all of the shares that we are registering. Because we are not selling any of our shares, there are no underwriting commissions involved in this offering.
(3) Does not include offering costs, including filing, legal, and accounting estimated at $50,000. We have agreed to pay all the costs of this offering.
Selling security holders will pay no offering expenses.
(4) We will not receive proceeds from the sale of shares from the selling shareholders.

The date of this preliminary prospectus is January 11, 2002.

                                       3

         ITEM 2. Inside Front and Outside Back Cover Pages of Prospectus

        We have incurred losses since inception, considered on a pro forma basis after our recent reorganization, and may incur future losses.
        You will be unable to determine whether we will ever become profitable which subjects you to risk of loss on your investment...................12
        If we need and are unable to generate excess operating cash flow or obtain additional financing, we will have to curtail our expansion plans, which will reduce the value of your investment...................12
        If we fail to obtain and retain sufficient numbers of customers within our targeted customer groups, we may have to seek alterantive revenue sources that may cause substantial delays in our operations and our revenues will be reduced................................................
        We may not be able to provide our products and services if we do not connect or continue to connect with the traditional carriers, our primary competitors.....................................................17
        If we do not maintain arrangements with the Internet service providers, the profitability of our Internet access services will suffer...........17
        Our revenues will be reduced if we do not establish and maintain effective resale agreements for long distance service...................17
        We may lose the assets of Huntington Partners acquired in the reorganization if we do not satisfy certain conditions within 210 days of the closing of the reorganization which would reduce our revenues....17
        Our business is depemdent upon our Chief Financial Officer, Larry
        Halstead, and our significant employees, David Bower, management information systems director and Judy Kline, customer service mananger.
        If we lose the service of Mr. Halstead, Mr. Bower or Ms. Kline, development of our business plan may be slower than anticipated.........18
        If we are unable to attract and retain qualified personnel, we may be unable to develop or retain a sufficient customer base to fund our operations, or implement our business plan..............................18
        Because conflicts of interest exist with our officers and directors, you should exercise caution before you invest in our common stock.......18
        We may not have sufficient financial resources to successfully compete in the telecommunications business......................................18
        Our failure to comply with the government rules and regulations may reduce our revenues.....................................................18
        Our officers and directors have substantial control over business.......18
        If our common stock is considered a penny stock, any investment in our common stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.................19
        Because there is no public market fro ur common stock, you may be unable to sell your investment in our common stock......................19
        If the price of our stock is less than three dollars per share upon opening and during the initial five days of trading, subject to extension, we may havt to issue a substantial number of additional shares of common stock, which could reduce the value of your investment..............................................................19
        Issuance of our preferred stock could depress the market value of your investment and have a potential anti-takeover effect....................19
        If our common stock becomes tradable on the Over-the-Counter Bulletin
        Board, sales of our common stock to the public could reduce the price of our common stock and decrease public interest in our common stock....19
        Because we have never paid dividends, you should exercise caution before making an investment in our common stock.........................19

                                        4

ITEM 14.DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

ITEM 23.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

                                        5

ITEM 3.        SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, as a result of many factors, including those identified under the "Risk Factors" section of this prospectus beginning on page 12. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Company

Competitive Companies, Inc. is the name of the company formed in October
2001 solely to facilitate a December 2001 reorganization which included the assets of Huntington Telecommunications Partners, LP, a California limited partnership and the operations of Competitive Companies, Inc., a Nevada corporation originally formed March 1998. The transaction was effected as follows:

Step        Action
1.          Competitive Companies Holdings, Inc. was formed to facilitate the reorganization
2.          Competitive Companies Holdings formed CCH Aquistion, a subsidiary to aquire Competitive Companies
3.          Competitive Companie merged into CCH Aquisition, with Competitive
            Companies as the surviving company
4.          Competitive Companies Holdings acquired the assets of Huntington
            Partners
5.          Competitive Companies changed its name to Competitive Holdings
6.          Competitive Companies Holdings changed its name to Competitive
            Companies
6 The diagram below shows how the transaction was effected. 7 The diagram below shows how we are currently organized. 8

As a result of the reorganization, Competitive Companies owns the assets of
Huntington Partners and has as a wholly owned subsidiary Competitive Holdings.
Competitive Holdings has two wholly owned subsidiaries:

     o Competitive Communications, Inc. which was incorporated under the laws of the state of California in February 1996.
     o CCI Residential Services, Inc. which was incorporated under the laws of the state of California in January 2000. Our principal executive offices are located at 3751 Merced Drive, Suite A, Riverside, CA 92503. Our telephone number is 909.687.6100.

We are authorized to issue 70,000,000 shares of common stock of which
5,912,061 shares are outstanding. We are authorized to issue 10,000,000 shares of preferred stock in series A, B, and C. There are 4,000,000 shares of the
Class A preferred stock outstanding, 1,495,436 shares of the Class B preferred stock outstanding, and 1,000,000 shares of the Class C preferred stock outstanding.

Our Business

We primarily provide local and long distance telephone services, cable television services, and Internet access services to apartment complexes. As a competitive local and long distance telecommunications company, we also offer local and long distance telephone services and Internet access services to other residential customers as well as business customers. Our operations are located in Riverside, California, and approximately 80% of our customers are located in
California.

The Offering

This offering is comprised entirely of shares of our common stock held by our selling shareholders. Our selling shareholders are offering:

2,559,361 shares of our common stock, .001 par value
1,495,436 shares of Class B preferred stock, $.001 par value
1,000,000 shares of Class C preferred stock, $.001 par value

The selling shareholders owning common stock may offer their shares of common stock at $3.00 per share. The selling shareholders owning Class B and Class C stock may offer their shares of preferred stock at $.01 per share. When the
Class B and Class C shares are converted, the selling shareholders owning the underlying common stock may offer their shares of common stock at $3.00 per share. We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders. We anticipate offering expenses of approximately $50,000.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

                                       9

Selected Historical Financial Information

The following selected historical financial information of Competitive Companies and Huntington Partners has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus/consent solicitation.

                              COMPETITIVE COMPANIES
                    SELECTED HISTORICAL FINANCIAL INFORMATION

                                           Nine Months    Nine Months
                                              ended          ended        Year Ended     Year Ended
                                            September      September     December 31,    December 31,
                                            30, 2001       30, 2000          2000           1999
    Statement of operations data:
     Revenues                             $ 1,361,252     $ 1,180,634    $ 1,555,799    $  1,452,489
       Operating Expenses                   1,467,876       1,239,896      1,690,345      17,102,037
       Loss from Operations                  (106,624)        (59,262)      (134,546)    (15,649,548)
       Other Income (expense)                 (34,218)        (37,232)       (50,206)        (77,343)
       Loss before taxes                     (140,842)        (96,494)      (184,752)    (15,726,891)
       Income tax expense                           0               0              0               0
       Net loss                              (140,842)        (96,494)      (184,752)    (15,726,891)
    Common Share Data:
       Net loss per share                       (0.03)          (0.02)         (0.04)          (3.82)
       Book value                                0.06                           0.09
       Weighted average common
           shares outstanding               4,912,061       4,875,000      4,912,061       4,118,000
       Period end shares outstanding        4,912,061       4,875,000      4,912,061       4,852,061
    Balance Sheet Data:
       Total assets                       $   964,185                    $ 1,057,693
       Working Capital (Deficit)              136,484                        350,335
       Shareholders' Equity                   304,811                        445,653

                                       10

                               HUNTINGTON PARTNERS
                    SELECTED HISTORICAL FINANCIAL INFORMATION

                                           Nine Months      Nine Months
                                              ended            ended         Year Ended     Year Ended
                                           September 30,    September 30,    December 31,   December 31,
                                               2001             2000            2000            1999
    Statement of operations data:
     Revenues                               $ 477,478       $  549,857      $  708,088      $  715,063
       Operating Expenses                     451,684          648,025         781,888         755,243
       Income (Loss) from Operations           25,794          (98,168)        (73,800)        (40,180)
       Other Income (expense)                       0                0               0               0
       Income (Loss) before taxes              25,794          (98,168)        (73,800)        (40,180)
       Income tax expense                           0                0               0               0
       Net income (loss)                       25,794          (98,168)        (73,800)        (40,180)
    Common Share Data:
       Net income (loss) per share*              0.02            (0.10)          (0.07)          (0.04)
       Book value*                               0.23                             0.23
       Weighted average common shares
             Outstanding*                   1,000,000        1,000,000       1,000,000       1,000,000
       Period end shares outstanding *      1,000,000        1,000,000       1,000,000       1,000,000
    Balance Sheet Data:
       Total assets                           256,335                                       $  248,943
       Working Capital                        229,503                                          123,367
       Shareholders' Equity                   229,503                                          203,709

* Assumes that 1,000,000 shares are outstanding as if the merger occurred.

                                       11

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES
A HIGH DEGREE OF RISK. WE CANNOT ASSURE PROSPECTIVE INVESTORS THAT WE
WILLCONTINUE OPERATIONS, GENERATE REVENUES, OR MAKE A PROFIT IN THE FUTURE. NO
PURCHASE OF THE COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD A
TOTAL LOSS OF HIS OR HER INVESTMENT.

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

We have incurred losses since inception, considered on a pro forma basis after our recent reorganization, and may incur future losses. You will be unable to determine whether we will ever become profitable which subjects you to the risk of loss on your investment.

We have not yet generated a profit from operations. Our operating losses considered on a pro forma basis after our recent reorganization from inception to September 30, 2001 totaled approximately $17,200,000. As of September 30,
2001 considered on a pro forma basis after our recent reorganization, we had a combined stockholders' equity of approximately $530,000. As of September 30,
2001, we only had $8,000 in current cash available to finance our operations and planned expansion. We anticipate that we will be able to generate sufficient operating cash flow to finance continued operations during the next 12 months.

If we need financing to support our expansion plans but are unable to obtain it, we will have to curtail our expansion plans and the value of your investment may be reduced.

Our future business will involve substantial costs, primarily those costs associated with the following:

o High speed internet service with local & long distance package-business
  & residential
o Cable television service-currently served apartments
o Affinity (charitable) program
o Pay off open leases, system purchase, and notes payable
o High speed internet service-currently served apartments
o Acquire new apartment complexes for telephone, cable television, and internet service

We need approximately $15,000,000 to finance all of our expansion plans. We do not anticipate that our revenues will be sufficient to finance these activities.
Accordingly, we will need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations and our future growth plans, which could reduce our revenues and potential profitability and the value of your investment.

                                       12

We may not be able to provide our products and services if we do not connect or continue to connect with the traditional carriers, our primary competitors.

Traditional carriers are established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. Many competitive carriers, including us, have experienced difficulties in working with the traditional carriers with respect to initiating, connecting, and implementing the systems used by these competitive carriers to order and receive network elements and wholesale services and locating the competitive carriers' equipment in the offices of the traditional carriers.

Competitive Communications entered into a connection agreement with BellSouth which became effective October 1, 1996, and covers nine states including:
Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina,
South Carolina, and Tennessee. This agreement has been renewed. In February 2000 it entered into connection agreements with PacBell and GTE in California and are now operating as a newer local phone companies in California. The agreement with
PacBell expires in June 2002, provided that notice of termination is given at least 120 days prior to the expiration date. If no notice is given, the agreement continues until ended with 45 days advance written notice by either party. The agreement with GTE automatically renews each year unless either party gives prior written notice of termination. In Mississippi we must upgrade our switch to accommodate required features and have rates approved in order to commence operating.

As a competitive carrier, we must coordinate with traditional carriers so that we can provide local service to customers on a timely and competitive basis. The
Telecommunications Act created incentives for regional Bell operating companies to cooperate with competitive carriers and permit access to their facilities by denying such companies the ability to provide in-region long distance services until they have satisfied statutory conditions designed to open their local markets to competition. The regional Bell operating companies in our markets are not yet permitted by the FCC to offer long distance services. These companies may not be accommodating once they are permitted to offer long distance service.
Currently Verizon is permitted to offer both local and long distance service in some our mutual service areas, but we have not yet noticed any impact on our markets.

If we cannot obtain the cooperation of a regional Bell operating company in a region, whether or not we have been authorized to offer long distance service, our ability to offer local services in such region on a timely and cost-effective basis will be harmed.

We may lose the assets of Huntington Partners acquired in the reorganization if we do not satisfy certain conditions within 210 days of the closing of the reorganization, which would reduce our revenues.

                                       13

The reorganization agreement with Huntington Partners gives them rescission rights if we do not satisfy certain conditions within 120 days of the closing of the reorganization including having this registration statement declared effective and securing a qualification for quotation for our securities on the over the counter bulletin board. Any rescission would result in our losing the revenue producing assets we acquired, which would reduce our revenues.

Day-to-day management decisions are made by our Chief Financial Officer, Larry
Halstead, and our significant employees, David Bower, management information systems director and Judy Kline, customer service manager. If we lose the services of Mr. Halstead, Mr. Bower or Ms. Kline, development of our business plan may be slower than anticipated.

The success of our business is dependent upon the expertise of our Chief
Financial Officer, Larry Halstead, who will continue to control our day-to-day business affairs after this offering. It is also dependent upon two significant employees, David Bower and Judy Kline. Because they are essential to our operations, you must rely on their management decisions. We have not entered into any agreement with them that would prevent them from leaving us, nor have we obtained any key man life insurance relating to them. If we lose their services, we may not be able to hire and retain another Chief Financial Officer, management information systems director or custormer service manager with comparable experience. As a result, the loss of any of these individual's services could reduce our revenues.

Our operations are subject to possible conflicts of interest; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.

Our officers and directors are involved in other business activities and may, in the future, become involved in such other business opportunities. If other business opportunities become available, our officers and directors may face a conflict in selecting between our business objectives and their own. This is particularly true of our President, David Kline II, who spends almost all of his time on other business matters. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an unfavorable impact on the rights of minority shareholders or reduce our revenues.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.

Collectively, our officers and directors beneficially own approximately 60% of our outstanding common stock. In addition, they own 4,125,000 options or warrants which are exercisable to purchase additional shares of common stock at an average price of $0.19 during the next five years. They also own 4,000,000 shares of Class A convertible preferred stock which may be converted into
20,000,000 additional shares of common stock for no additional consideration under certain circumstances in the future. As such, our officers/ directors and their family members control the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers and directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

                                       14

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

If our common stock becomes tradable in the secondary market, we may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. For additional details concerning the disclosure requirements under the penny stock rules, see the section entitled Penny Stock Considerations at page 68 below.

Certain Nevada corporation law provisions could prevent a potential takeover of us which could adversely affect the market price of our common stock or deprive you of a premium over the market price.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.
Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements".
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors".
The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities
Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

                             ITEM 4. USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the securities by the selling shareholders.

                     ITEM 5. DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                ITEM 6. DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

Under the terms of our Class B preferred stock, we must issue additional shares of common stock upon conversion for no additional consideration if the average of the opening bid and ask price on the over the counter bulletin board is less than $3.00. In addition, under the terms of our Class C preferred stock, we must issue additional shares of common stock upon conversion for no additional consideration if the average of first 5 days trading bid and ask price on the

                                       15

over the counter bulletin board is less than $3.00, subject to adjustment. If this occurs, it could significantly dilute the value of your shares.

                        ITEM 7. SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders.

          Name of Stockholder                        Nature                    Percentage
#                                                      of              No.    before/after   Relationship
Shr-hldr                                            Business          Shares    offering      to Company
=============================================================================================================

     SELLING SHAREHOLDERS WITH COMMON STOCK AND CLASS B PREFERRED STOCK

1           Albright, Lee B.                                          10,000      0.17/0
1           Beck, Michael W.                                           5,000      0.08/0
1           Bedan, Debra                                               1,000      0.02/0
1           Betourne, Richard A. & Irma M.,Joint Tenants              30,000      0.51/0
1           Bohan, Brian                                              10,000      0.17/0
1           Claussen, Richard                                          5,000      0.08/0
1           DATALECT, INC.                      Computer Software      5,000      0.08/0
1           Deromedi, Patrick J.                                      30,000      0.51/0
1           Dinero, Gina M.                                            5,000      0.08/0
1           Frasco, Dennis                                             1,000      0.02/0
1           Frasco, Karen K.                                           3,000      0.05/0
1           Frasco, Michael                                            1,000      0.02/0
1           Frederic, Douglas                                          1,000      0.02/0
1           Freeman, Wynne K.                                         20,000      0.34/0
1           Gooden, Donald R.                                         10,000      0.17/0
1           Gray, Mary                                                10,000      0.17/0
1           Gutierrez, Michael & Lisa, Joint Tenants                   5,000      0.08/0
1           Hammer, James E.                                         106,250      1.80/0
1           Hammer, Paul H. & Valerie, Joint Tenants                  63,158      1.07/0
1           Hammer, Susan                                             75,000      1.27/0
1           Hannah, Robert                                            10,000      0.17/0
1           Hartwell, James H. & Patricia, Joint Tenants              10,000      0.17/0
1           I.Robert Beton Trust                                      10,000      0.17/0
1           Isaac, Odell & Day, Amy,Joint Tenants                     50,000      0.85/0
1           James J. Healey Group                  Investments        46,500      0.79/0
1           Johnson, Barbara                                          10,000      0.17/0
1           Johnson, Leslie                                            5,000      0.08/0
1           Johnson, Robert                                           10,000      0.17/0
1           KELLYSHARES, LTD.                      International
                                                Business Consulting   30,000      0.51/0
1           Klein, Andrew                                             56,000      0.95/0
1           Klein, Jonathan & Jane,Joint Tenants                      20,000      0.34/0
1           Krasovich, Edward J. TRUST                                 5,000      0.08/0
1           Landis, Lyle D. & Mary T., Joint Tenants                  10,000      0.17/0
1           Lewis, David E.                                           10,000      0.17/0
1           Madsen Holdings, Ltd.                                    200,000      3.38/0
1           Manufactured Home Lots, Inc.         Real Estate
                                                & Construction        20,000      0.34/0
1           Martin, Lee J. & Alison, Joint Tenants                    15,000      0.25/0
1           McClendon, Paul                                           10,000      0.17/0
1           McKnight, Dana Alan                                       10,000      0.17/0
1           Middelhede, Carsten                                       20,000      0.34/0
1           Mongrain, Raymond E. & Veltkamp, Darrell R.               10,000      0.17/0
1           Moore, Richard & Denise E., Joint Tenants                 85,500      1.45/0
1           Nist, John E.                                              5,000      0.08/0
1           Nowick, Martin E. MD PC Profit Sharing Plan Restated      40,000      0.68/0
1           O'Shaughnessy, Brian J.                                   50,000      0.85/0
1           O'Shaughnessy, Daniel                                     25,000      0.42/0
1           O'Shaughnessy, Kevin                                       5,000      0.08/0
1           Rancho Coastal Realty Inc.             Real Estate        10,000      0.17/0

                                       16

          Name of Stockholder                        Nature                    Percentage
#                                                      of              No.    before/after   Relationship
Shr-hldr                                            Business          Shares    offering      to Company
=============================================================================================================

1           Reding, David                                            114,444      1.94/0
1           Ruff, Christopher D. & Cydney J., Joint Tenants           17,500      0.30/0
1           Rusty Bartell Weiss-TTEE, The Weiss Rev. Trust            10,000      0.17/0
1           Simon, Howard M.                                          20,000      0.34/0
1           Simone, Ed                                                10,000      0.17/0
1           Steinhauser, Gregg                                        20,000      0.34/0
1           Sterling Trust Company, Trustee;
              FBO: Martin E. Nowick, Acct. No. 052424                 10,000      0.17/0
1           Sterling Trust Company, Trustee;
              FBO: Susan K. Nowick, Acct. No. 052425                  10,000      0.17/0
1           T. BABA & Co.                      Agriculture            39,084      0.66/0
1           The Kaites Family Trust                                   30,000      0.51/0
1           Van Lanen, David                                          10,000      0.17/0
1           Wanderer, H. J.                                           10,000      0.17/0
1           Xavier, Frank                                             10,000      0.17/0
                                                TOTAL              1,495,436

                  SELLING SHAREHOLDERS WITH COMMON STOCK ONLY

1           Bilcorp, Inc.                        Investments           2,000      0.03/0
1           Boettcher, Harry G.                                       12,300      0.21/0
1           Halstead, Dean S.                                          4,500      0.08/0        Son of Larry Halstead
1           O'Shaughnessy, Brian J.                                   40,125      0.68/0
1           Woods, Jerald                                              5,000      0.08/0        Director
                                                TOTAL                 63,925

       SELLING SHAREHOLDERS WITH COMMON STOCK AND CLASS C PREFERRED STOCK

1           Huntington Telecommunications Partnership, L.P.        1,000,000      16.91/0       General Partner, David
                                                                                                Hewitt, Director

                                       17

We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market and only if the shares are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve resales of the shares.

                          ITEM 8. PLAN OF DISTRIBUTION

Our selling shareholders are offering 2,559,361 shares of our common stock,
$.001 par value per share; 1,495,436 shares of Class B preferred stock, $.001 par value; 1,000,000 shares of Class C preferred stock, $.001 par value.

The securities offered by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made, may be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is

                                       18

complied with. Under applicable rules and regulations of the Securities Exchange
Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

                            ITEM 9. LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved.

     ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers. Our directors and executive officers are as follows:

NAME                   AGE         TITLE                           SERVED SINCE

David Kline II          38         Chairman, C.E.O, President,         1985
                                   C.O.O. & Director

Larry Halstead          57         Sec./Treas., C.F.O. &
                                   Director                            1996

Michael Godfree         59         V.P., Business Development
                                   & Director                          1997

Jerald Woods            52         V.P. & Director                     1997

David Hewitt            55         Director                            2001

The following is a brief summary of the business experience of these individuals:

David "DK" Kline II, is our co-founder and has served as president, chief operating officer and director since inception, but since March 1999 has served in such capacities on a very limited basis. In December 1999 he became the chairman of the board and chief executive officer on the death of his father,
David Kline, Sr., who was a co-founder and served as Chairman and Chief
Executive Officer from our founding in 1998. From 1996 to the present DK has served as the president of Competitive Communications, Inc., our wholly owned subsidiary, and commenced serving as president of CCI Residential Services, Inc.
upon our incorporation in January 2000. From 1992 to 1996, DK served as president of Western Telephone & Television, Riverside, California. This was the
forerunner company of Competitive Communications, Inc. Western Telephone &
Television developed the concept of bundling telephone and cable television service for apartment complexes. DK is a factory certified technician on all the telephone systems, voice mail systems and cable equipment ends we use. DK co-authored and programmed our proprietary billing system. Since March 1999, he has spent over 95% of his time as Regional Account Manager with Electric
Lightwave, Inc. It is anticipated that he will reassume his duties on a full-time basis if and when we secure additional capital for the implementation

                                       19

of our future plans. DK has a Bachelor of Arts in Chemistry from California
Lutheran University, 1984.

Larry Halstead has been Secretary/Treasurer, Chief Financial Officer and
Director since inception. He has served in the same capacity for Competitive
Communications, Inc. since 1996 and of CCI Residential Services, Inc. since
January 2000. From 1994 to 1996 he was Executive Consultant Sales and Marketing
for Integrated Cargo Management Systems, Inc., of San Antonio, Texas, where he was responsible for designing, planning, developing, and marketing a satellite and cellular based cargo tracking and monitoring system. His background includes over 30 years in high technology based industries including computers and telecommunications, strategic business planning and development, sales and marketing, regulatory filing, logistics, and system build-out. From 1972 through
1994 he worked for I/O Computing, Long Beach, California, as Sales and Data
Processing Manager; EECO, Inc. Hotel Systems Division, Santa Ana, California, as
Marketing Service Manager and Planning Manager; for Standard Logic, Inc.,
Corona, California, as Marketing Vice President; Compu-Source, El Toro,
California, as Vice President Sales & Marketing and Partner; and The Wellington
Financial Group, San Antonio, Texas, as Regional Director. While at EECO, Inc.
and Standard Logic, Inc. he spearheaded the development of the first system interface between a hotel "private" telephone switch and a point-of-sale system with the hotel front desk computer system allowing for automated and immediate posting of charges to the guest's folio. From 1966 to 1997, Mr. Halstead held a number of command and other key positions in the U.S. Army and the Army Reserve, achieving the rank of Colonel upon retirement in 1997. From 1988 to 1991, he was
Deputy Chief of Staff for Logistics for a command covering most of the Western
United States. From 1994 to 1997, as the Army's Emergency Preparedness Liaison
Officer for Texas, he was responsible for coordinating F.E.M.A. and state emergency requirements with the Texas Adjutant General and the F.E.M.A. Regional
Director. Mr. Halstead received a Bachelor of Science in Biology from the
University of California, Irvine, 1977. He is a graduate of Air War College in
1987, and is certified as a Logistician by the U.S. Army.

Michael Godfree has been Vice President, Business Development and Director since
1998. He has over fourteen years in the telecommunications industry. Since 1995
Mr. Godfree has been president and a major stockholder of APMSAFE.COM (American
Privacy Management, Inc.), a company that develops and sells out of a patented algorithm, encryption products and public key infrastructure solutions for privacy problems on the electronic highway. In 2000 he became a director of
Biometric Verification Inc., and Biometric Verification Holdings Inc. From 1986
to 1995 he provided telecommunications consulting services to the telecommunications industry through his company, TSC. While at TSC he provided consultation in Federal Communications Commission filing and licensing requirements, and in both wireless and wireline infrastructure development. In
1984 he founded, and from 1984 to 1986, he was president of American National
Cellular which was one of the initial private companies in the United States to offer individuals equity ownership in cellular phone infrastructure. Mr. Godfree was educated at Newbattle Abbey College, Dalkeith, Edinburgh, Scotland;
Occidental College, Los Angeles; and the University of Sussex, Brighton,
England, from which he holds a Bachelor of Arts Degree in Law.

Jerald Woods has been Vice President and Director since 1998. From 1994 to 2000 he was an officer and director of APMSAFE.COM (American Privacy Management,
Inc.), a company which has developed an encryption technology for the Internet.
From 1988 to 1994 he was chairman and director for American Digital
Communications, Inc. a public company which was involved in the build out of 220 and 800 Mega Hertz systems. Mr. Woods has over fourteen years of telecommunications experience, and has co-founded five public companies. From
1984 to 1989 he hosted and produced "Breakthroughs in Technology," an investment program specializing in high technology companies, which aired for thirty minutes, five-days per week on Financial News Network (FNN) prior to FNN being acquired by CNBC. He currently is President of JLW Communications Services, which provides connections with hospitals to meet the new Health Insurance
Portability and Accountability Act (HIPAA) requirements. He also serves as a director for Pico Medical located in Bethesda, Maryland, which has developed several new products in health care fields.

                                       20

David Hewitt has been a Director since December 2001. From 1994 to date, he has been Co-Founder and President of Huntington Partners, Inc., a real estate and business venture firm. From 1989 to 1992, he was Co-Founder and Managing
Director of Trilateral Company, a real estate firm. He has an MBA with
Distinction from Amos Tuck School of Business Administration at Dartmouth
College and an AB from University of Rochester.

Election of Directors

Our bylaws provide that the board of directors shall consist of five members until changed by amendment to the articles of incorporation or by amendment to the applicable section of the bylaws, adopted by the majority of the voting power of the corporation.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Significant Employees

Since inception in 1996, Judy Kline has been Customer Service Manager of
Competitive Communications, Inc., a wholly owned subsidiary of Competitive
Companies, Inc. From 1985 to 1996 she served in the same capacity at Western
Telephone & Television, the forerunner of Competitive Communications, Inc. From
1978 to 1984 she was Assistant Controller at Sav-On Drugs in Anaheim,
California. She has been active in many philanthropic organizations including the Assistance League of Long Beach and Nightingales of Memorial Hospital. She
is the mother of the Company's chairman of the board, chief executive officer and president David Kline II. In 2001 she was elected to the board of directors of CCI Residential Service, Inc., a wholly owned subsidiary of Competitive
Communications, Inc.

David Bower, MIS Manager, has been with the Company since inception in 1996. In
1996 he was promoted from senior Analyst to MIS Manager and is responsible for maintaining and upgrading the Hartline billing system, liaison with telephone providers, technical support on the Company's telephone, cable television, and internet services, and technical assistance to customer service. From 1994 to
1996 he served as Programmer/Analyst and Programmer at Western Telephone &
Television, the forerunner of Competitive Communications, Inc. From 1990 to 1994
he was a Computer Analyst/Data Entry Specialist at Pot O' Gold Inc., Irvine,
California. In 2001, Mr. Bower was elected to the board of directors of
Competitive Communications, Inc., a wholly owned subsidiary of Competitive
Companies, Inc. In 1995, he received a Bachelor of Arts in Mathematics from the
University of California, Riverside.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

     ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock each of our directors all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of our company.

                                       21

Name                  Number of Shares              Percentage
Michael Godfree           275,000                        4.7
Larry Halstead            315,000                        5.3
David Kline II          1,750,000                       29.6
Jerald Woods              188,600                        3.2
Huntington              1,000,000                       16.7
Telecommunications
Partners, L.P. (1)
All directors and       3,528,600                       59.4
named executive
officers (as a group
of 5 persons)

(1) Mr. David Hewitt is the president of the corporate general partner of
Huntington Telecommunications Partners, L.P.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon
5,912,061 shares of common stock outstanding.

                       ITEM 12. DESCRIPTION OF SECURITIES

        The following description as a summary of the material terms of the provisions of our articles of incorporation and bylaws, is qualified in its entirety. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

                    Authorized Capital Stock      Shares Of Capital Stock
                                                        Outstanding
Common                     70,000,000                    5,912,061

Preferred                  10,000,000                    4,000,000 - Class A
                                                         1,495,436 - Class B
                                                         1,000,000 - Class C

Common stock

We are authorized to issue 70,000,000 shares of no par common stock. There are
5,912,061 of common stock held of record by 125 stockholders.

All shares of common stock outstanding are, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

                                       22

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

Preferred stock

We are authorized to issue 10,000,000 shares of preferred stock

Class A preferred stock

4,000,000 shares of Class A convertible preferred stock were issued by us to various founding stockholders and management in December 1999. These 4,000,000 shares are convertible into 20,000,000 shares of common stock. Conversion may occur at any time, in whole or in part up to the number of shares set forth below with the achievement of the following events for a period commencing on the date such event was achieved and ending on December 31, 2010.

The conversion events are as follows:

Event                                   Number of shares of common stock
                                        issued upon conversion

Achieving 100% increase in the                10,000,000
combined number of owned
apartment complex passings plus
non-apartment complex customers

Achieving 10,000 customers in the              5,000,000
combined number of owned apartment
complex passings and non-apartment
complex customers

Achieving 20,000 customers in the              5,000,000
combined number of owned apartment
complex passings and non-apartment
complex customers

o       An apartment complex passing is an individual apartment under direct contract with it for telephone, television or Internet service.

o       A non-apartment complex customer is a non-apartment residential or business customer that is counted once for each major service to which they subscribe.

Conversion events are based on customer base existing as of December 9, 1999.

Class B convertible preferred shares

We have issued 1,495,436 shares of Class B convertible preferred stock entitling persons owning the Class B shares the following:

The stock shall convert into such number or fraction thereof shares of common stock based upon the following:

                                       23

1- the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]
                                   divided by
the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]

For example, assume average opening bid/ask of $2.00. 1 - 2/3 = 1/3. 1/3 divided by 2/3 = .5 additional share of common stock issued upon conversion.

Class C convertible preferred shares

We have issued 1,000,000 shares of Class C convertible preferred stock entitling persons owning the Class C shares the following:

The stock shall convert into such number or fraction there of shares of common stock based upon the following:

        If the average of the closing bid price for the common stock for first five business day period immediately following the closing of the reorganization agreement during which the common stock is qualified for quotation on the over the counter bulletin board is less than $3.00 per share, the number of shares of common stock to be issued upon conversion of the Class C preferred stock shall be the product obtained by multiplying the following conversion ratio by the 1,000,000 shares of Class C preferred stock held by
        Huntington Partners. The conversion ratio shall be one minus the adjusted price divided by the adjusted price. The adjusted price shall be determined by dividing the closing bid price for the common stock for first five business day period immediately following the closing of the reorganization agreement during which the common stock is qualified for quotation on the over the counter bulletin board by $3.00. For purposes of determining the closing bid price for the common stock for first five business day period immediately following the closing of the reorganization agreement during which the common stock is qualified for quotation on the over the counter bulletin board, purchases of our common stock by us or our affiliates or persons controlled by us or our affiliates shall be disregarded. In addition, if trades have not been executed on at least three of those five days, the adjustment period shall be extended until our common stock shall have been traded on at least three days, and the average closing bid price for those three trading days shall be the price used in the formula.

For example, assume average of first 5 days closing bid of $2.00, and no other adjustments under the formula. The conversion would occur as follows:

o        1 - 2/3 = 1/3.

o        1/3 divided by 2/3 = .5.

o        .5 x 1,000,000 = 500,000.

Accordingly, 500,000 shares of common stock would be issued to Huntington
Partners upon conversion of the Class C preferred stock.

If we at any time after the date of the reorganization we effect a subdivision of our outstanding common stock or preferred stock, the conversion ratios as determined above will be proportionately adjusted. Holders of the all classes of preferred shares are not entitled to preferential dividend rights, redemption or voting rights.

We presently have no plans to issue any additional shares of preferred stock.
However, preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common

                                       24

stockholders and may assist management in impeding and unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

Options

We have 5,040,000 outstanding non-statutory options to the following:

          Name             Number of Option     Exercise Price   Number Currently
                                                                    Exercisable
 Officers, Directors & Affiliates:

     Larry Halstead            1,000,000            $0.001           600,000
     Jerald Woods                500,000            $1.00                  0
     Judy Kline (1)            2,625,000            $0.001         1,575,000

     Sub-Total                 4,125,000                           2,175,000

Others:

     Employees                   445,000            $0.001           347,000
     Employees                   300,000            $0.85                  0
     Employees                    70,000            $1.00                  0
     James Gibson                 50,000            $1.00                  0
     James Healey                 50,000            $1.00                  0

     Sub-Total                   915,000                             347,000

     Total                     5,040,000                           2,522,000

(1) Judy Kline is an employee of Competitive Companies and mother Mr. David
Kline II, Competitive Companies' Chairman, C.E.O., President, C.O.O. & Director.
As Mr. Kline is over 21 years of age and does not live with his mother, he disclaims beneficial ownership of the shares underlying Ms. Kline's options.

The general terms to exercise the options for all except James Healey, James
Gibson and Jerald Woods are the same. Exercise dates and amounts which can be exercised vary. No options may be exercised until two years after initial grant of the individual option. Options are normally exercisable over a five-year period as follows: at the end of:

o        First year - 0%,
o        Second year - 40%
o        Third through fifth year - 20% each year.

Mr. Healey and Mr. Gibson are independent agents for the sale of our products.
The options granted them and Mr. Woods require certain levels of performance from them in order for them to exercise each level.

                                       25

Dividends

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available.
Holders of preferred stock are not entitled to receive dividends. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent and Registrar

We are the transfer agent and registrar for our preferred and common stock.

                 ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our bylaws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to it if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                  ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

Competitive Communications

In 1998, Competitive Companies, Inc. was formed to acquired the stock of
Competitive Communications, Inc. from Mr. David Kline II. Mr. Kline II owned a
100% equity interest in Competitive Communications. Mr. Kline II negotiated the transaction for Competitive Communications and Mr. Halstead negotiated the transaction for Competitive Companies. The parties agreed upon a price of
3,302,700 shares of common stock 1,000,000 shares of Class A convertible preferred stock based upon the fact that the at the time of the agreement
Competitive Communications had annual revenues of approximately $1,000,000. The parties agreed to a value of $1 per share for the 3,302,700 shares of common stock and 5,000,000 shares of common stock underlying the preferred stock and agreed upon a formula of 8 times approximate annual revenues.

Huntington Telecommunications Partners. L.P./Competitive Companies, Inc. Reorganization

Competitive Companies, Inc. is current the name of the company formed in October
2001 solely to facilitate a December 2001 reorganization which included the assets of Huntington Telecommunications Partners, LP, a California limited partnership and the operations of Competitive Companies, Inc., a Nevada corporation originally formed March 1998. The transaction was effected as follows:

Step          Action
1.            Competitive Companies Holdings, Inc. was formed to facilitate the reorganization
2.            Competitive Companies Holdings formed CCH Acquisition, a subsidiary to acquire Competitive Companies

                                       26

3.            Competitive Companies merged into CCH Acquisition, with Competitive
              Companies as the surviving company
4.            Competitive Companies Holdings acquired the assets of Huntington Partners
5.            Competitive Companies Holdings changed its name to Competitive Companies
6.            CCH Acquisition changed its name to Competitive Holdings

As a result of the reorganization, Competitive Companies owns the assets of
Huntington Partners and has as a wholly owned subsidiary Competitive Holdings.
Competitive Holdings has two wholly owned subsidiaries:

o Competitive Communications, Inc. which was incorporated under the laws of the state of California in February 1996.
o CCI Residential Services, Inc. which was incorporated under the laws of the state of California in January 2000.

The assets of Huntington Partners are part of the private telephone and cable television systems owned by Huntington Partners and installed under right of entry agreements at four apartment complexes in California. Right of entry agreements include private telephone service to residents at all four complexes that is provided under telephone and cable television services for residents at two of the four complexes.

The purchase price paid to Huntington Partners at closing was one million shares of common stock of Competitive Companies Holdings. The initial purchase price will be increased, if at all, as provided in the one million shares of Class C preferred stock to be issued as additional payment for the assets. If the average of the closing bid price for the Competitive Companies' common stock for the adjustment period is less than $3.00 per share, Competitive Companies will issue to Huntington Partners additional shares of its common stock so that the total number of shares received by the Huntington Partners, including common stock delivered on account of the Initial purchase price, when valued at the opening price shall have an aggregate nominal value of $3,000,000. If the opening price is $3.00 or over per share, no additional shares shall be issued.
For purposes of determining the opening price, purchases of common stock by the
Competitive Companies or its affiliates or persons controlled by the Competitive
Companies or its affiliates shall be disregarded. The adjustment period refers to the five business day period immediately following the closing; provided however, that if trades have not been executed on at least three of those five days, the adjustment period shall be extended until the common stock shall have been traded on at least three days, and the average closing bid price for those three trading days shall be the opening price.

The fair market value of Huntington Partners was determined as follows: Based upon 1999 cash flow of approximately $708,000. The remaining life of the
Partnerships contracts at that time was 17 years. Without factoring inflation, this means projected cash flow over the remaining contract period of approximately $12,000,000. The parties agreed upon a value equal to 25% of this amount based upon arms'-length negotiation. Mr. David Hewitt is President of the corporation which is the General Partner of Huntington Partners.

The amount of shares issued to Competitive Companies was determined by issuing one share of common stock, Class A preferred stock, and Class B preferred stock of Competitive Companies for each outstanding share of common stock, Class A preferred stock, and Class B preferred stock of Competitive Companies. In addition, options on the same terms and conditions as existed in Competitive
Companies prior to the merger were issued to the option holders at the time of the merger. The number of shares issued was determined based upon the same method used in determining the number of shares issued to Huntington Partners.

Competitive Companies Holdings and CCH Acquisition entered into these transactions as an accommodation to Competitive Companies and Huntington
Partners. Competitive Companies entered into these transactions in order to have the assets and cash flow of Huntington Partners reflected in its financial

                                       27

statements. Huntington Partners entered into these transactions in order to divest its interest in telecommunications assets and pursue other investment opportunities.

                                ITEM 16. BUSINESS

We provide telecommunications services primarily to residents of apartment complexes, and other users, including business and residential, in primary and secondary metropolitan areas in California, Alabama, and Mississippi, and anticipate offering these services across the United States as our business expands. We offer a set of telecommunications products and services including:

o        Local telephone services
o        Domestic and international long distance services
o        Enhanced voice, data and internet services

In addition, we have developed our own billing and back office systems we call
Hartline that enables us to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. Apartment complex customers are serviced completely by our proprietary Hartline system.

We generally price our services at a discount of 5% to 10% below the prices charged by the traditional local phone companies.

The business was founded in 1985 by a management team led by David Kline, Sr., the former President, Chief Operating Officer and co-founder of Superior
Communications, Inc, and is now led by his son, David Kline II.

As of September 30, 2001, we were operational in 10 apartment complexes in
California, Mississippi, and Alabama using 8 of our own telephone switches.

Subsidiaries

Unlike many of our competitors, we operate with both a regulated and non-regulated company. One of our subsidiaries, Competitive Communications,
Inc., is regulated and our other subsidiary CCI Residential Services, Inc. is unregulated.

Under the Telecommunications Act of 1996, our regulated subsidiary, Competitive
Communications, can receive significantly discounted prices from the existing or traditional local phone companies and long distance carriers, thereby reducing our costs compared to the prices we would have to pay without having this status.

Our other subsidiary, CCI Residential Services, is a non-regulated company and thus can sign individual agreements with property owners allowing for payments to the property owner of a portion of the revenue CCI Residential receives from the apartment complex residents on the owner's property, and legally avoid the more onerous rate filing requirements of its regulated subsidiary and other regulated carriers.

Competitive Communications buys or leases telephone-switching equipment and leases transmission capacity from other carriers and then provides telecommunications services to our non-regulated subsidiary, CCI Residential
Services, which in turn provides these services to residents of apartment complexes. Competitive Communications also directly offers these services to other residential and business customers.

Services

                                       28

Competitive Communications

Competitive Communications offers the following services in most of its markets:

o Local and long distance services to business and non-apartment complex residential customers

o Calling cards to business and non-apartment complex residential customers

o Internet services to business and non-apartment complex residential customers

o PC lease to own program

o Local area network connection

o Resale of traditional phone company services

To offer these services, Competitive Communications generally must secure certification from a state regulator and typically must file rates or price lists for the services that it will offer. The certification process varies from state to state; however, the fundamental requirements are largely the same.
State regulators require new entrants to demonstrate that they have secured adequate financial resources to establish and maintain good customer service.
New entrants must show that they possess the knowledge and ability required to establish and operate a telecommunications network.

In addition, Competitive Communications must enter into connection agreements with traditional carriers. Competitive Communications entered into a connection agreement with BellSouth which became effective October 1, 1996, and covers nine states including: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi,
North Carolina, South Carolina, and Tennessee. This agreement has been renewed.
In February 2000 it entered into connection agreements with PacBell and GTE in
California and are now operating as a newer local phone companies in California.
The agreement with PacBell expires in June 2002, provided that notice of termination is given at least 120 days prior to the expiration date. If no notice is given, the agreement continues until ended with 45 days advance written notice by either party. The agreement with GTE automatically renews each year unless either party gives prior written notice of termination. In
Mississippi we must upgrade our switch to accommodate required features and have rates approved in order to commence operating.

CCI Residential Services

CCI Residential Services provide the following products and services:

o Local and long distance services to apartment complex customers

o Calling cards to apartment complex customers

o Internet services to apartment complex customers

o Internet content control software

o PC "Lease to Own" program

o Cable/satellite television services to apartment complex customers

o Wake-up call service

                                       29

o Music on hold

To offer these services to apartment complex customers, CCI Residential Services must sign a contract with the apartment owner. These are multi-year contracts normally range from 10 to 20 years. They provide for the owner to share in a percentage of the revenue we receive from servicing the complex. The percentage received may vary for 0% to 11%, based on the total revenue received, the types of services provided, the term of the contract and other negotiated factors. If the complex is being built, CCI Residential must plan for, have approved, and install underground cabling. If the complex is already built, it must survey the cabling needs and negotiate the use of the cable with the owner. It must secure state approval to conduct business in the state, establish service from
Competitive Communications if available or with the traditional local phone companies until Competitive Communications is certified.

Local Telephone Services

Both subsidiaries offer local telephone services, including local telephone calls as well as other features such as:

o Call forwarding

o Call waiting

o Dial back

o Caller ID

o Speed dialing

o Calling cards

o Three way calling

o E-911

o Voice mail

Long Distance Services

We offer a full range of domestic and international long distance services.
These services include "1+" outbound calling, inbound toll free service, and such services as calling cards, operator assistance, and conference calling.

Internet Services

We offer dial-up Internet access services via conventional modem connections, and software that can be used to filter out selected materials, i.e., pornographic and hate oriented material. In the future we plan to offer high speed Internet service to our residential, business and apartment complex customers.

Markets

Our business plan covers most of the primary and secondary metropolitan areas in the U.S. Initially; we will concentrate on the western, southwestern, and southern United States. The order in which we develop our market will depend on

                                       30

where we acquire the most financially beneficial contracts with apartment complex owners.

Each month we receive requests from owners of apartment complexes from all over the United States that meet the installation criteria for our switches and service. Signing these contracts is contingent on having sufficient capital to provide for the cost of installing the switching equipment and covering initial negative cash flow until the subscriber base is high enough to cover operating costs. Business and residential access lines will be added in the areas near these switches and services either through our own switches or through resale agreements with the traditional local phone companies.

Customers

We have chosen to focus primarily on apartment complexes, residential, and small to medium size business customers in large and medium size markets. To help distinguish us from competitors who have adopted a similar strategy, we offer potential customers one-stop shopping services through a single point of contact. In addition, we are actively pursuing apartment complex customers throughout all of our target markets.

Sales and Customer Support

We use the following approaches in our three primary targeted market segments:

o Apartment complex customers---We use direct sales, trade journal advertising, referrals, and exhibitor trade shows.
o Small/medium/large businesses customers---We use both direct sales and in the future expect to add professional sales agents that have established business relationships with the prospective customer as well as local media advertising.
o Residential customers---We use primarily direct sales including radio advertising, direct marketing and radio to ethnic groups, and apartment complex customers moving from one of our shared tenant services locations.

We offer comprehensive package of communications services together with traditional local and long distance services. The package of comprehensive services we offer is generally not available from the traditional local phone companies, or available only at higher prices.

Depending upon our ability to finance our planned expansion, we anticipate developing an agent program to sell to business and residential customers. We believe that we can attract and retain highly qualified sales agents by offering them the opportunity to:

o Participate in the potential economic returns made available through a results-oriented commission package and stock options

o Market a comprehensive set of products and services and customer care options

o Work with an experienced, success-proven, and customer service oriented company

In addition, we intend to implement a charity donation program in which customers can specify their charity to which we will pay 5% of their long distance payment. We intend to market this to charities directly or through the anticipated future sales agency network.

                                       31

Customer Service

We believe we are one of the few telecommunications service providers not using automated attendants and voice mail in lieu of real people to answer our customer service lines. We plan to maintain this human touch for quality customer service, communications and problem solving for all of our apartment complex, business, and residential customers.

Infrastructure

Equipment

We will continue to pursue what we refer to as a limited build strategy. Under this strategy, we will

o Purchase and install certain switches in apartment complexes where we have contracts with the owner of the apartment complex;

o Locate our hub equipment, switches, in or near one of our apartment complex sites or the central office facilities of traditional local phone companies; and

o Lease network elements from the traditional local phone companies or resell services until growth justifies our ownership of additional network equipment.

We believe that this limited build strategy offers a number of economic benefits.

o       It allows us to enter into a new market in a six-to nine-month time frame, less than half the 18-24 months generally required under the traditional build first, sell later approach required before the Telecommunications Act established a framework for newer local phone companies to acquire network elements.

o       It reduces the initial capital requirements in each market, allowing us to focus our initial capital resources on the critical areas of sales, marketing and operations support systems, instead of on constructing extensive fiber optic networks to each customer.

We are implementing this limited build strategy in the three states where we are now operating: California, Mississippi, and Alabama. We lease circuits to connect the central office facilities of traditional local phone companies with our apartment complex switches. In addition, we have deployed 8 of our own switches to serve 10 apartment complexes. As our business develops, subject to obtaining the necessary financing, we will purchase more equipment ourselves.

Hartline Billing and Automated Back Office System

Our Hartline system enters, schedules, provisions, and tracks a customer's order from the point of sale to the installation and testing of service. It also interfaces with trouble management, inventory, billing, collection and customer service systems.

For our apartment complex customers, our processes are automated. For our non-apartment complex customers, we intend to automate most of the processes involved in switching a customer to our networks. Our goal is to accelerate the time between customer order and service installation, reduce overhead costs and provide exceptional customer service. To achieve this goal, we are continuing to develop and enhance our Hartline system to support the growth of our operations into the non-apartment complex markets.

Regulation

Our telecommunications services business is subject to federal, state and local regulation.

                                       32

Federal Regulation

The FCC regulates interstate and international telecommunications services, including the use of local telephone facilities to originate and end interstate and international calls. We operate under the 1996 Telecommunications Act, that allows any entity to enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection.

With respect to our domestic service offerings, Competitive Communications, Inc.
has filed rates with the FCC stating the rates, terms and conditions for our interstate services. Our rates are generally not subject to pre-effective review by the FCC, and can be amended on one day's notice. Our interstate services are provided in competition with the traditional local phone, regional and national companies. With limited exceptions, the current policy of the FCC for most interstate access services dictates that traditional local phone companies charge all customers the same price for the same service. Thus, the traditional local phone companies generally cannot lower prices to those customers likely to contract for their services without lowering charges for the same service to all customers in the same geographic area, including those whose telecommunications requirements would not justify the use of such lower prices. The FCC may, however, alleviate this constraint on the traditional local phone companies and permit them to offer special rate packages to very large customers, as we have done in a few cases, or permit other forms of rate flexibility. The FCC has adopted some proposals that significantly lessen the regulation of traditional local phone companies that are subject to competition in their service areas and provide such traditional local phone companies with additional flexibility in pricing their interstate switched and special access on a central office specific basis; and is considering expanding such flexibility.

Under authority granted by the FCC, we will resell the international telecommunications services of other common carriers between the United States and international points. In connection with such authority, our subsidiary,
Competitive Communications, Inc., has filed rates with the FCC stating the rates, terms and conditions for our international services.

State Regulation

State regulatory agencies have regulatory jurisdiction when our facilities and services are used to provide intrastate services. A portion of our current traffic may be classified as intrastate and therefore subject to state regulation. We expect to offer more intrastate services as our business and product lines expand and state regulations are modified to allow increased local services competition. For other than shared tenant services, in order to provide intrastate services, we generally must obtain a certificate of public convenience and necessity from the state regulatory agency and comply with state requirements for telecommunications utilities, including state rate requirements.

Similar to the FCC, state agencies require us to file periodic reports, pay various fees and assessments, and comply with rules governing quality of service, consumer protection, and similar issues. Although the specific requirements vary from state to state, they tend to be more detailed than the
FCC's regulation because of the strong public interest in the quality of basic local exchange service. We intend to comply with all applicable state regulations, and as a general matter do not expect that these requirements of industry-wide applicability will harm our business. However, new regulatory burdens in a particular state may affect the profitability of our services in that state.

Local Regulation

Our networks are subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city-by-city and county-by-county basis. If we decide in the future to install our own fiber optic transmission

                                       33

facilities, we will need to obtain rights-of-way over private and publicly owned land. Such rights-of-way may not be available to us on economically reasonable or advantageous terms.

Future Operations

We plan to accomplish our future plan of operations as follows:

                                                                                          Date, or Number of
                                                                                       Months after Receipt of
                                                      Expected Manner of                Additional Financing           Estimated
                                                     Occurrence or Method               when Step Should Be             Cost of
            Milestone                                   of Achievement                      Accomplished               Completion

1-Provide High Speed Internet Service with Local & Long Distance Package-Business & Residential
  GOAL: To increase sales by approximately $400,000 per month of current and new services to new customers, expand bundled services, improve cash flow, and provide agent packages

  Pilot Test
    Acquire antennae site lease                    Sign business park owner                  December 2001       $500 & $0-Will receive commissions
    Acquire wireless provider                      Sign wholesale contract                   December 2001       $0-will receive wholesale payments
    Install antennae                               Wholesaler installs                       January 2002        $0-Installed at wholesaler's expense
    Make billing system & procedure changes        Add pricing and descriptions              January 2002        $0-Part of on-going updates
    Provide "Test Basis" services                  Test service to Park owner & CCI          January 2002        $0-Pay only usage fees
    Monitor test, evaluate and release             Company technicians & customer            January 2002        $500
                                                   service, speed & reliability
  Limited Implementation
    Acquire 10 business customers                  Sign local, long distance,                February 2002       $1,000 & $0-Pay only usage fees. Customer's
                                                   high speed internet package                                   pay for service in advance and usage
                                                   with 10 business park tenants                                 each month
    Modify agent package                           Add high speed internet, local &          February 2002       $1,000-Management will complete
                                                   long distance to agent package
    Sign and train initial 5 master agents in      Sign and train agents on a local,         March 2002          $2,000 & $0-Agents receive commission only
    California                                     long distance, and high speed                                 and managed by Sales & Marketing
                                                   internet package to sell to                                   Director. Brochures and training done
                                                   businesses and residential                                    in-house. Master agents train their own
                                                   customers within 25 mile radius of                            sub-agents.
                                                   antennae
  Full Implementation
    Sell monthly to at least 50 businesses         Sold direct and through agents            March-April 2002    $0-Agents receive commission only
    Sell monthly to at least 50 residentials       Sold direct and through agents            March-April 2002    $0-Agents receive commission only
    Acquire server computer & webmaster            Funded through potential public
                                                   offer of stock or other as yet
                                                   unidentified sources                      1 Month             $95,000-Approximate cost of server plus
                                                                                                                 annualized salary, benefits, and taxes
    Sell monthly to at least 100 businesses        Sold direct and through agents            May-December 2002   $0-Agents receive commission only
    Sell monthly to at least 100 residentials      Sold direct and through agents            May-December 2002   $0-Agents receive commission only

2-Improve Cable Television Service-Currently Served Apartments
  GOAL: To marginally increase sales, significantly increase channels and reduce costs of current and new services to current/new apartment television customers

                                       34

  Pilot Test
    Evaluate current providers & competitors       Parameters: increase channels,            November 2001-Done  $0
                                                   reduce costs, maintain/improve
                                                   reception, increase revenue, find buyer
                                                   for current equipment & pre-sell
    Select system                                  Based on parameters                       November 2001-Done  $0
    Select test site                               Based on company parameters               November 2001-Done  $0
    Order and install equipment at test site       Company technicians                       Dec 2001-Jan 2002   $0-Anticipate sale of current equipment will
                                                                                                                 cover cost of new, lower cost equipment
    Monitor test, evaluate and release             Company technicians & customer            January 2002        $0
                                                   service, reliability and reception
    Sell current excess equipment                  Sell to other cable                       January 2002        $0-Should cover cost of new equipment
                                                   providers/wholesalers
  Full Implementation
    Order and install equipment at all other site  Company technicians                       January 2002        $0-Anticipate sale of current equipment will
                                                                                                                 cover cost of new, lower cost equipment
    Sell current excess equipment                  Sell to other cable                       January 2002        $0-Should cover cost of new equipment
                                                   providers/wholesalers

3-Implement affinity (Charitable) Program
  GOAL: To increase business and residential sales and cash flow using charitable organizations and providing contributions in customers' names

  Test Program
    Develop affinity program                       Parameters: competitive local and long    December 2001       $1,000-Labor, manuals & brochures
                                                   distance prices, 5-10% donation of long
                                                   distance paid service to registered charity
                                                   of customer's choice, market in California,
                                                   market direct & through agents, modify
                                                   billing system to accommodate
    Sign 2 charities/churches                      Direct market to charity/church           January 2002        $1,000
                                                   Charity/church markets to donors/
                                                   members
    Monitor, evaluate and release                  Management evaluate profitability, bad    Jan-Feb 2002        $0
                                                   debt
    Produce program, train master agents &         Sign and train agents on affinity         March 2002          $2,000-$0-agents receive commissions only
    release                                        program to sell to charities, churches,
                                                   & non-profit organizations in California
  Full Implementation
   Sell monthly to at least 5 charities/churches   Sold direct and through agents            March-December 2002 $0-Agents receive commission only

4-Pay Off Open Leases, System Purchase, and Notes Payable
  GOAL: To payoff current equipment leases on time, pay off system purchase and notes in advance thereby improving cash flow by approximately $12,400 per month and eliminating approximately $325,450 in debt

    Pay off equipment leases                       Pay off leases and exercise buyout        April 2002          Approximately $37,000 in remaining
                                                   options as they come to their end                             payments and buyout to be taken from
                                                   Improves cash flow by approximately                           current cash flow
                                                   $6,000 per month

                                       35

    Pay off system purchase                        Pay off system purchased previously       1 Month             $207,450-Payoff principal using equity
                                                   for interest only at 10% interest, balance                    investment
                                                   due April 2004 and increase cash flow
                                                   by $1,729 per month
    Pay off notes payable                          Pay off current notes and increase cash   1 Month             $81,000 to pay off principal using equity
                                                   flow by approximately $4,683 per month                        investment

5-Provide High Speed Internet Service-Currently Served Apartments
  GOAL: To increase sales by approximately $20,000 per month of current and new services to current/new apartment customers, improve cash flow, and expand bundled services

  Pilot Test Site
    Select test site                               Based on company parameters               October 2001-Done   $0
    Select system                                  Based on company parameters               October 2001-Done   $0
    System available                               Selected system in manufacturer's         December 2001       $0
                                                   test. Completion due November 2001
    Advise apartment owner & tenants               Letters to owner & tenants of high        1 Month             $300-Fliers and postage
                                                   speed internet plans
    Purchase initial system                        Sign purchase agreement                   1 Month             $15,000-For system and initial negative
                                                                                                                 cash flow until customer base increased
    Pre-sell 10 apartment customers (test)         30-45 day installation commitment         1 Month             $100-Reduced 6 month price-cover costs
                                                   telephone/flier solicitation/special
    Make billing system & procedure changes        Add pricing and descriptions              1 Month             $0-Part of on-going updates
    Personnel training                             Factory training                          1 Month             $3,000-For factory training & expenses
    Receive & install system                       Company technicians                       1-2 Months          $1,500-Travel & labor expenses
    Connect test customers                         Company technicians                       2 Months            $0-included above
    Monitor test, evaluate and release             Company technicians & customer            2-3 Months          $500
                                                   service, speed & reliability
  Full Implementation at Test Site
    Sell up to 47 total customers at site          Fliers in billing, customer service       2-3 Months          $100-Customer pays in advance
                                                   solicits, 2-5 days installation commitment
    Sell up to 48 additional customers             30-45 day installation commitment         4-5 Months          $100-Customer pays in advance
    Purchase additional ports                      order from manufacturer                   4-5 Months          $11,000-For system
    Receive & install additional ports on system   Company technicians                       4-5 Months          $1,500-Travel & labor expenses

  Install Additional Sites
    Develop release & installation schedule        Based on company parameters               1 Month             $0-Start when funding for test received
    Order & install systems at 6 more sites        Based on company parameters               3-12 Months         $100,000- For system and initial negative
                                                                                                                 cash flow until customer base increased,
                                                                                                                 and travel & labor expenses
6-Acquire New Apartment Complexes for Telephone, Cable Television, and Internet Service
  GOAL: To increase: annual sales by approximately $7,000,000 to $8,000,000, cash flow, customer base, and areas serviced

    Contact currently serviced complex owners      Direct solicitation of current complex    May-June 2002       $0
                                                   owners for additional business at other
                                                   complexes they own and leads to other
                                                   affiliates that own complexes

                                       36

    Sign service agreements for 5 apartment        Funded through potential public offer     1 Month             $3,000-Estimated travel expenses
    complexes, each with 300 units or more         of stock or other as yet unidentified sources
    Order and purchase equipment                   Funded through potential public offer     1 Month             $1,750,000-At approximately $350,000 per
                                                   of stock or other as yet unidentified sources                 installation of telephone switch, cable
                                                                                                                 television equipment, & internet equipment
    Hire additional staff for expansion            Add and train 4 technicians, 1            1 Month             $400,000-Approximate annualized salary,
                                                   supervisor, 1 chief operating officer,                        taxes, and benefits
                                                   1 additional customer service person,
                                                    1 additional mis person
    Upgrade current telephone systems              Add to switches or replace switches       1-4 Months          $750,000-Approximately. Work to be done
                                                   to give features that allow service to                        during periods when new installations are
                                                   other carriers in order to increase                           not being installed
                                                   revenue from current switches
    Sign additional service agreements for at      Funded through potential public offer     2-12 Months         $18,000-Estimated travel expenses
    least 30 apartment complexes, each with        of stock or other as yet unidentifiedsources.
    300 units or more                              sources. Sign at least 2-3 service agreements per month
    Order and purchase equipment                   Funded through potential public offer of  3-12 Months         $10,500,000-At approximately $350,000 per
                                                   stock or other as yet unidentified sources                    installation of telephone switch, cable
                                                                                                                 television equipment, & internet equipment
    Hire additional staff for expansion            Add and train 5 technician, 2 supervisor, 3-12 Months         $570,000-Approximate annualized salary,
                                                   1 chief executive officer, 8 additional                       taxes, and benefits
                                                   customer service person, 1 additional
                                                   mis person, 2 accounting person

Decreases:
Milestone
1-Failure to raise approximately $95,000 would eliminate the addition of internet server equipment and a webmaster which we anticipate would reduce internet services and could reduce acquisition of additional internet customers and affect future growth.
2-We believe that failure to raise additional funds would have no affect on this milestone since the project is expected to generate enough from the sale of existing equipment to offset the cost of the new, less expensive equipment, increase cash flow, and increase channel selection for the customers.
3-We don not anticipate requiring additional funding to test and implement this project.
4-Equipment leases are expected to be paid off by April 2002 from existing cash flow. Failure to raise approximately $288,450 in additional funding will continue to require approximately $6,412 to be paid from current cash flow until the notes are paid in full and the system price is paid off.
5-Failure to raise approximately $133,100 would eliminate the addition of high speed internet service to currently services apartment tenants. This could also reduce the number of telephone customers at each complex since they may elect to use a competitive service that offers both telephone and high speed internet servce.
6-Failure to raise approximately $13,421,000 would eliminate the upgrading of current systems to carry traffic from other carriers and significantly reduce our future growth.

                                       37

The cost of these activities must all be funded with future debt or equity financing. We have not identified any sources for such financing.

Competition

The telecommunications industry is highly competitive. We believe that the principal competitive factors affecting our business will be pricing levels and clear pricing policies, customer service, and to a lesser extent the variety of services offered. Our ability to compete effectively will depend upon our continued ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. To maintain our competitive posture, we believe that we must be in a position to reduce our prices in order to meet reductions in rates, if any, by others. Any such reductions could reduce our revenues. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than those, as well as other competitive advantages over us.

In each of the markets we target, we will compete principally with the traditional local phone companies serving that area, such as PacBell, BellSouth or Southwestern Bell. We believe the regional Bell operating companies' primary agenda is to be able to offer long distance service in their service territories.

As a recent entrant in the integrated telecommunications services industry, we have not achieved and do not expect to achieve a significant market share for any of our services. Recent regulatory initiatives allow newer local phone companies such as our subsidiary, Competitive Communications, to connect with traditional local phone companies facilities. Although this provides increased business opportunities for us, such connection opportunities have been and likely will continue to be accompanied by increased pricing flexibility for and relaxation of regulatory oversight of the traditional local phone companies.

Traditional local phone companies have long-standing relationships with regulatory authorities at the federal and state levels. While recent FCC administrative decisions and initiatives provide increased business opportunities to telecommunications providers such as us, they provide the traditional local phone companies with increased pricing flexibility for their private line and special access and switched access services.

Other Market Entrants

We face, and expect to continue to face, competition from other current and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange market such as AT&T, Time
Warner, MCI WorldCom, Verizon and Sprint, and from other newer local phone companies, resellers of local exchange services, competitive providers, cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end users.

A number of companies similar to ours have entered or announced their intention to enter into one or more of the same markets as us. We believe that not all of them, however, are pursuing the same target customers as us.

We expect to increasingly face competition from companies offering long distance data and voice services over the Internet. Such companies could enjoy a significant cost advantage because they do not pay carrier access charges or universal service fees.

Data/Internet Service Providers

The Internet services market is highly competitive, and we expect that competition will continue to intensify. Our competitors in this market will include other Internet service providers, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to us.

                                       38

Employees

As of September 30, 2000, we had 8 full-time, of which 2 are management, 3 are technical and 3 are administrative, and 4 part-time employees, of which 1 is management, 1 is technical and 2 are administrative. None of our employees are represented by a collective bargaining agreement. We believe that we enjoy good relationships with our employees.

                  ITEM 17. MANAGEMENTS DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS-COMPETITIVE COMPANIES, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

        Revenues. Total revenues increased $180,618, or 15.3%, to $1,361,252 for the first nine months of 2001 from $1,180,634 for the first nine months of 2000.
$161,398 (89.4%) of the increase was due to increased sales revenue by us to apartment complex customers serviced under contracts between us and the apartment complex owners. Although the apartment complexes have experienced lower occupancy rates because of current economic conditions and we are currently serving approximately 4% fewer apartment customers than in 2000, revenues have increased by 14% due to customers making more long distance and billable local zone calls. Sales to non-apartment unit business and residential customers under our status as a competitive local exchange carrier increased by
49.7% compared to the first nine months of 2000 and provided $19,220 (10.6%) of the increased revenue. A portion of the 4% fewer apartment customers in some of the complexes have selected to use telephone services from the traditional local carrier who can currently provide high-speed Internet access in their area.
Management believes that the apartment complexes will experience lower occupancy rates over at least the next six months that may slightly reduce future revenue from serviced apartment complexes.

The majority of the revenue (95.8% and 96.7%, respectively) for the first nine month periods for 2001 and 2000 was derived principally from the sale of long distance and local telephone service and cable television to apartment complex unit subscribers and consisted of:

o the monthly recurring charge for basic telephone and/or cable television service;

o usage based charges for local and long distance calls;

o charges for services, such as call waiting and call forwarding; and

o to a lesser extent, non-recurring charges, such as charges for additional lines for an existing customer.

The remaining revenue (4.3% and 3.3%, respectively) was from the increased sales to non-apartment unit business and residential customers.

We anticipate an increase in revenue resulting from the reorganization and revenue from Huntington Telecommunications Partners, and additional direct and agent sales to non-apartment unit business and residential customers. Addition of high speed internet access at currently-serviced apartment complexes, and acquisition of new contracts with apartment owners for telephone, television, and high speed internet services to their complexes is contingent on uncertain future financing to acquire the required equipment. Had the reorganization with
Huntington Telecommunications Partners occurred January 1, 2001, total combined revenue for the period ending September 30, 2001, would have been $1,712,530.
This would have equaled an increase in revenue of $531,896, or 31.1%, compared

                                       39

to Competitive Companies first nine months ending September 30, 2000 and compared to the 15.3% increase in revenue the company achieved without the reorganization. We expect that the combined year-end 2001 revenue will reflect a comparable increase.

        Gross Margin. Gross margin decreased $99,815, or 23.4%, to $327,574 for the first nine months of 2001 from $427,389 for the first nine months of 2000.
During the first nine months, gross margin as a percentage of total revenues decreased to 24.1% in 2001 from 36.2% in 2000. Approximately 93.8% of the reduction in gross margin during the first nine months of 2001 compared to the first nine months of 2000 was related to the reduction of approximately 4% of apartment complex unit subscribers. The fixed cost to service these subscribers remained approximately the same, but had to be spread over slightly fewer customers which impacted the overall gross margin. In addition, apartment customers made more non-billable local zone calls. We are charged by the local service provider at per-minute, tariffed, business zone rates and provides the apartment customer with residential rates that include some zones at no charge.
When apartment customers increase their local, unbillable call time our cost increases without offsetting revenue. Approximately 6.2% of the reduction in gross margin was due to lower margins on sales to non-apartment unit business and residential customers. The margin for business and residential customers compared to the margin for apartment unit customers is significantly lower resulting in an overall lower gross margin, but produces increased revenue for the company. We were able to prevent additional reduction in gross margin related to the sales to business and residential customers by being able to assimilate these without additional customer service representatives, technical support, on-site technicians or management personnel although some increases in direct labor costs for current employees did contribute to the increased cost and resultant lower gross margin. Management believes that gross margin can be increased over the next year after the reorganization with Huntington
Telecommunications Partners, and if we acquire additional systems and customers and can increase the number of customers serviced without a directly correlated increase in personnel. However, gross margin as a percent of sales may decrease if too many of the additional customers are non-apartment unit business and residential customers, since the gross margin is less on these types of customers. Recently, the company re-negotiated with our major long distance carrier to reduce our long distance rates by approximately 15% per year, signed an agreement with one of the local, traditional carriers for service for rate reductions of approximately 18%, and signed with another local carrier to provide service at a reduction of approximately 23.6% lower than the cost of using our past traditional local carrier. Since the company maintains very competitive pricing, these cost reductions did not require any offsetting reduction in prices for service to our subscribers. We anticipate that these cost reductions coupled with the reorganization with Huntington
Telecommunications Partners will begin showing significant improvement in operating profit, gross margin and cash flow during the first quarter of 2002.

        Other Operating Expenses. Other operating expenses decreased $52,453, or
10.8%, to $434,198 in the first nine months of 2001 from $486,651 in the first nine months of 2000. Increases were experienced in non-direct labor employee compensation ($19,290 or 12.7%), office rent and system's equipment upgrades and additions ($8,780 or 8.7%). We anticipate these will continue to increase in the future as employee compensation increases and additional personnel are hired, as built-in facilities lease increases occur, and as new equipment is added.
Provision for bad debts also increased $9,432, or 29%, to $41,887 during the first nine months of 2001 compared to $32,455 during the first nine months of
2000. The increased provision for bad debts was primarily due to the increases in business and residential customers. As more non-apartment complex unit customers are added we anticipate that bad debt may increase. Since we control the last mile access for the apartments we have under contract, we can more readily control these customers' access to other carriers. If these customers have an unpaid account, we can refuse to allow access through our switch to other carriers. Since we do not have control to this extent over non-apartment unit customers, we expect the bad debt related to these customers to be higher than it is for apartment unit customers. However, even with the non-apartment unit customers added, our average bad debt during the first three quarters of
2001, was approximately 3.1% of revenue (compared to approximately 2.8% for the first three quarters of 2000), still below the 4-6% normally experienced by the telephone service industry. During the first three quarters of 2001 compared to the first three quarters of 2000, decreases occurred in professional fees
($29,901 or 44.3%), and stock based compensation (to zero from $60,000). Since

                                       40

the negotiations for the buyout, acquisition, and reorganization of all partnerships have been completed, we do not anticipate any significant, additional professional fees associated with these efforts. We do anticipate increases in future professional fees associated with costs related to our efforts to become a publicly trading company and on-going professional fees for auditing and legal services if and when that occurs, and increases in stock based compensation incentives for employees and agents. However, management will attempt to provide any such future stock based compensation in a manner that will affect the financials as minimally as possible. Although general and administrative costs remained relatively the same during the comparable first three quarters of 2001 and 2000, management anticipates that general and administrative costs will increase as additional customers are added and expenses are incurred as the company grows. The buyout of the last partnership system occurred as expected in the first quarter of 2001 and used approximately
97% of our cash reserve at that time. Management believes that the increases in cash flow from the additional non-apartment unit customers, the acquisition of the last partnership, combined with the positive cash flow anticipated from the reorganization with Huntington Telecommunications Partners, and the anticipated results from the recent cost reduction actions taken by management will be sufficient to maintain operational cash flow needs. However, the anticipated positive cash flow will not be sufficient to grow the business and contract with apartment complex owners to install telephone switches, cable services, and high-speed Internet services for their apartment complexes. Although the apartment complexes require significant, initial capital investment, the gross margins, customer penetration, and bad debt are significantly better than the business and residential customer market.

        Other Income (Expense), Net. The total other expense-net, decreased by
$3,014 for the first nine months of 2001 to $34,218, from total other expense-net of $37,232 for the first nine months of 2000. This resulted in an
8.1% decrease in total other expense-net for the first nine months of 2001 compared to the first nine months of 2000. Interest and other income (expense), net, is related to interest expenses on notes payable and equipment leases, and interest income from financial institutions on our cash. During the time from the first nine months of 2000 to the first nine months of 2001, we completed two of our leases and purchased the equipment for $1 buyouts. As other leases reach maturity, management intends to exercise our buyout rights. During the second quarter of 2002, management will be able to positively affect cash flow as the currently remaining leases come to term and are paid off thus eliminating approximately $6,000 in monthly costs associated with leases and notes payable.
This will help to offset the reduction in interest income previously realized from the cash reserve that was used in the first quarter of 2001 to purchase the last partnership system. To acquire additional systems in the future, we may use a combination of: (1) cash flow from operations, (2) additional leases and/or,
(3) funding through as yet unidentified sources.

Many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as EBITDA, as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing interconnection agreements, and meeting regulatory requirements. Our EBITDA for the first nine months of 2001 decreased 46% to -$14,123 versus $30,273 for the first nine months of 2000. Had the reorganization with Huntington Telecommunications Partners occurred January
1, 2001, the combined EBITDA for the first nine months of 2001 would have increased by approximately 314% to $125,231 versus the same period in 2000.
Management anticipates EBITDA from current operations, the reorganization and future additional business will continue to increase.

LIQUIDITY AND CAPITAL RESOURCES

Cash received from operations was primarily from telephone and cable subscriber revenue generated by our telephone and cable TV service at apartment complexes, and administration and billing revenue from management functions we performed for properties owned by partnerships. Additional revenue was generated from residential and business telephone and Internet customers.

                                       41

Net cash provided by operating activities for the first three quarters of 2001 totaled $128,988. This is a significant improvement (1403%) over the $8,583 net cash provided by operating activities for the first three quarters of 2000.

Net cash used for investing activities for the first three quarters of 2001 totaled $253,876 versus $12,558 for the first three quarters of 2000. $250,000 of the 2001 expenditure was to purchase total ownership of the last remaining partnership system that we managed and which serviced 376 telephone and 376 television passings (apartments). The remaining $3,876 was used to upgrade cable television facilities at the purchased property. The 2000 expenditures were made in support of operations to expand the number of cable television channels for selected apartment unit customers. By providing the additional channels, we have been able to increase the rates charged to our apartment customers.

Net cash used in financing activities for the first three quarters of 2001 totaled $97,350, a 19.5% reduction compared to the $120,907 for the same period in 2000. These were primarily for monthly payments on outstanding notes and capital leases. No proceeds from the issuance of common stock were received in the first three quarter of 2001.

Positive cash flow for the first three quarters of 2001 totaled $31,638 versus a negative cash flow of $112,324 during the first three quarters of 2000. Although management anticipated lower cash flow during the last two quarters of 2001 due to lower market penetration related primarily to reduced occupancy at our serviced apartment complexes and lower margins on our business and residential customers, management believes that the cash flow from operations will improve in 2002 due to third and fourth quarter 2001 operation cost reductions and revenue increases associated with lower negotiated prices from our telephone and satellite/cable television vendors; increases in our customer base through addition of resale residential and business customers telephone customers;
increases in service charges, products and services to our apartment customers;
and cost avoidance through the reorganization with Huntington Telecommunications
Partnership.

We had $8,060 of cash and cash equivalents as of September 30, 2001, that was a
97.1% decrease of $267,730 from $275,790 on September 30, 2000. Over 93% of this decrease resulted from the purchase of the last remaining partnership system that the we had previously managed. The remaining reduction was related to payment of lease obligations, and retirement of long-term note debt. Management expects we will incur additional expenses in 2002 as we increase our cable television line-up, upgrades our telephone systems, and possibly provide high speed Internet service to some of our apartment unit customers. We expect to be able to pay for most of these expenses from cash flow. For future growth, additional financing from as yet unidentified sources and lease financing of telephone switching installations and cable television headend equipment will be needed over the next 18 months to meet our working capital needs related to our intended expansion.

RESULTS OF OPERATIONS-HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

        Revenues. Total revenues decreased $72,379, or -13.2%, to $477,478 for the first three quarters of 2001 from $549,857 for the first three quarters of 2000.
The decrease is attributable to lower occupancy at the apartment complexes where
Huntington telecommunications Partners has telephone and/or cable television systems installed, a higher number of local call minutes that the partnership pays for but are not billable to the customer, minor changes in the customers'
long distance calling patterns, and a small increase in tenants subscribing to telephone services from the traditional local carrier who can currently provide high-speed internet access. Competitive Companies, the manager of the partnership's telephone and cable television systems, has plans to add high speed internet service to our product mix at the partnership's apartment complexes, but funding for this is presently contingent on additional financing from as yet unidentified sources.

                                       42

        Operating Expenses. Operating expenses decreased $196,341, or 30.3%, to
$451,684 in the first three quarters of 2001 from $-98,168 in the first three quarters of 2000. Approximately 74% of the decrease was due to reduced billing costs for phone and cable service from Competitive Companies. Phone and cable service expenses from Competitive Companies in the first three quarters of 2001 decreased $146,502, or 34.9%, to $273,622 from $420,124 in the first three quarters of 2000. Approximately 26% of the operating expense decrease was due to elimination of banking lock-box costs. In August 2000, as part of the agreement related to the anticipated reorganization with Competitive Companies, Huntington
Telecommunications Partners' customers were directed to commence sending their payments directly to Competitive Companies' offices instead of to Huntington
Telecommunications Partners' lock-box. This resulted in approximately $50,000 in annual cost savings to Huntington Telecommunications Partners and customers'
payments on their accounts were posted in a timelier manner. Competitive
Companies has continued to provide Huntington Telecommunications Partners with financial information related to these payments in addition to the other information that we have previously provided under the terms of the reorganization with Competitive Companies. The change in payment arrangements slightly increased administrative fees from Competitive Companies by $5,287 to
$52,524 for the first three quarters of 2001 compared to $47,237 for the first three quarters of 2000. The partnership's management fees for the first three quarters of 2001 were reduced by $2,308 (-14.9%) to $13,230 compared to $15,538 for the first three quarters of 2000. Some of the additional management functions that Huntington Telecommunications Partners previously had to perform were absorbed by Competitive Companies with only minor impact on Competitive
Companies operational costs. Commissions to the apartment owners has decreased by $6,679 (approximately 19%) from $35,554 for the first three quarters of 2000 to $28,875 for the same period in 2001 due to the lower penetration that resulted primarily from lower occupancy rates. Commission payments to apartment property owners are on a tiered percentage of revenue that is tied to the percent of total units that take the offered services. If occupancy is low, it reduces the total number of customers as a percentage of total units resulting in lower earned commissions. The $2,609 reduction from $5,700 to $3,091 in the provision for bad debts for the first three quarters of 2000 compared to the same period in 2001, respectively, resulted primarily from the change in customers sending their payments to Competitive Companies instead of to the partnerships lock box and thus reducing processing time and improving collection time. The partnership's average bad debt during the first three quarters of 2001 was approximately 0.7% of revenue (compared to approximately 1% for the first three quarters of 2000), well below the 4-6% normally experienced by the telephone service industry. Depreciation for this same period increased $6,833 to $80,342 from $73,509 in 2000 resulting from additional equipment upgrades to the cable television systems at the apartment complexes. As a result of the reorganization it is anticipated that current Huntington Telecommunications
Partners management fees costs will be eliminated, further reducing operational costs.

        Net Profit. Huntington Telecommunications Partners made a net profit of
$25,794 for the first three quarters of 2001 compared to a net loss of $98,168 for the first three quarters of 2000. This resulted from the reduced costs of telephone and cable service (approximately 74% of the reduction in cost)
provided by Competitive Companies and the elimination of the lock box
(approximately 26% of the reduction in cost) as discussed above.

        Affect of Reorganization. Competitive Companies' management believes that the reorganization of Huntington Telecommunications Partners, L.P. and
Competitive Companies will result in a net reduction in costs due to increased efficiencies in operations. Based on Huntington Telecommunication Partners
Statement of Operations for the three quarters ending September 30, 2001, compared to the three quarters ending September 30, 2000, management believes that approximately $100,000 per year in cost avoidance could result from the reorganization, and the resultant entity would have better cash flow, positive
EBITDA, and potential for improving and achieving profitability although there is no guarantee that this will happen.

Many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as EBITDA, as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications

                                       43

companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing interconnection agreements, and meeting regulatory requirements. The EBITDA for Huntington telecommunications
Partners for the first three quarters of 2001 increased 433% to $152,513 versus
$28,599 for the first three quarters of 2000. Based on this and without considering any additional cost avoidance resulting from the reorganization, had the reorganization with Competitive Companies occurred on January 1, 2001, management estimates the combined EBITDA profit for the first three quarters of
2001 of $125,231 would have been approximately $94,958 or 314% more than the
$30,273 for the same period in 2000 and result in higher revenue for the resultant company and still have a positive cash flow from operating activities.

LIQUIDITY AND CAPITAL RESOURCES

        Cash received from operations was primarily from telephone and cable subscriber revenue generated by our telephone and cable TV service at apartment complexes.

        Net cash used by operating activities for the three quarters ended
September 30, 2001, totaled $22,537. This was primarily due to the $127,724 in receivables from Competitive Companies as an offset for customer payments
Competitive Companies had received. This transaction is related to the anticipated reorganization between Huntington Communications Partners, and
Competitive Companies.

        No cash was used for equipment purchases for the three quarters ended
September 30, 2001.

        Cash at the end of the third quarter of 2001 decreased by $32,410 to
$15,784 from $48,194 at September 30, 2000 instead of increasing, due to the receivables from Competitive Companies related to the anticipated reorganization between Huntington Communications Partners, and Competitive Companies.

RESULTS OF OPERATIONS-COMPETITIVE COMPANIES, INC.

THREE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO THREE MONTHS ENDED SEPTEMBER
30, 2000

        Revenues. Total revenues increased $47,989, or 12.4%, to $434,743 for the third quarter of 2001 (July 1, 2001 through September 30, 2001) from $386,754 for the first three months of 2000. $38,894 (81%) of the increase was due to increased telephone and cable television service revenue by us to apartment complex customers serviced under contracts between us and the apartment complex owner. Although the apartment complexes have experienced lower occupancy rates because of current economic conditions and we are currently serving approximately 4% fewer apartment customers than in 2000, revenues have increased by 12.4% during the third quarter of 2001 compared to the same period last year due to customers making more long distance and billable local zone calls. Sales to non-apartment unit business and residential customers under our status as a competitive local exchange carrier increased by 81.4% compared to the third quarter of 2000 and provided $9,095 (19%) of the increased revenue. A portion of the 4% fewer apartment customers in some of the complexes have selected to use telephone services from the traditional local carrier who can currently provide high-speed Internet access in their area. Management's milestone of adding high speed internet service to our product mix at apartment complexes is presently contingent on funding through potential additional financing from as yet unidentified sources. Management believes that the apartment complexes will experience lower occupancy rates over at least the next six months that may slightly reduce future revenue from serviced apartment complexes.

                                       44

The majority of the revenue (95.3% and 97.1%, respectively) for the third quarter periods for 2001 and 2000 was derived principally from the sale of long distance and local telephone service and cable television to apartment complex unit subscribers and consisted of:

- the monthly recurring charge for basic telephone and/or cable television service;

- usage based charges for local and long distance calls;

- charges for services, such as call waiting and call forwarding; and

- to a lesser extent, non-recurring charges, such as charges for additional lines for an existing customer.

The remaining revenue (4.7% and 2.9%, respectively) was from the increased sales to non-apartment unit business and residential customers.

We anticipate an increase in revenue resulting from the reorganization and revenue from Huntington Telecommunications Partners, and additional direct and agent sales to non-apartment unit business and residential customers. Addition of high speed internet access at currently-serviced apartment complexes, and acquisition of new contracts with apartment owners for telephone, television, and high speed internet services to their complexes is contingent on potential additional financing from as yet unidentified sources to acquire the required equipment. Had the reorganization with Huntington Telecommunications Partners occurred January 1, 2001, total combined revenue for the quarter ending
September 30, 2001, would have been approximately $540,200. This would have equaled an increase in revenue of approximately $154,500, or approximately 29%, compared to the quarter ending September 30, 2000, and compared to the 12.4% the company achieved without the reorganization. We expect that the combined year-end 2001 revenue will reflect a comparable increase.

        Gross Margin. Gross margin decreased $60,242, or 37.9%, to $98,841 for the third quarter of 2001 from $159,083 for the same period in 2000. During the third quarter of 2001, gross margin as a percentage of total revenues decreased to 23% in 2001 from 41% in 2000. Approximately 92.4% of the reduction in gross margin during the third quarter of 2001 compared to the third quarter of 2000 was related to the reduction of approximately 4% of apartment complex unit subscribers. The fixed cost to service these subscribers remained approximately the same, but had to be spread over slightly fewer customers which impacted the overall gross margin. In addition, apartment customers made more non-billable local zone calls. We are charged by the local service provider at per-minute, tariffed, business zone rates and provides the apartment customer with residential rates that include some zones at no charge. When apartment customers increase their local, unbillable call time our cost increases without offsetting revenue. Approximately 7.6% of the reduction in gross margin was due to lower margins on sales to non-apartment unit business and residential customers. The margin for business and residential customers compared to the margin for apartment unit customers is significantly lower resulting in an overall lower gross margin, but produces increased revenue for the company. We were able to prevent additional reduction in gross margin related to the sales to business and residential customers by being able to assimilate these without additional customer service representatives, technical support, on-site technicians or management personnel although some increases in direct labor costs for current employees did contribute to the increased cost and resultant lower gross margin.
Management believes that gross margin can be increased over the next year as we reorganize with Huntington Telecommunications Partners, and if we acquire additional systems and customers and can increase the number of customers serviced without a directly correlated increase in personnel. However, gross margin as a percent of sales may decrease if too many of the additional customers are non-apartment unit business and residential customers, since the gross margin is less on these types of customers. During the third quarter of
2001 management observed occupancy at serviced apartment complexes trending downward. Realizing that the we had fixed costs associated with apartment complexes, management investigated additional ways to improve margin and cash flow. In this endeavor, the company recently re-negotiated with our major long distance carrier to reduce our long distance rates by approximately 15% per

                                       45

year, signed an agreement with one of the local, traditional carriers for service for rate reductions of approximately 18%, and signed with another local carrier to provide service at a reduction of approximately 23.6% lower than the cost of using our past traditional local carrier. Since the company maintains very competitive pricing, these cost reductions did not require any offsetting reduction in prices for service to our subscribers. We anticipate that these cost reductions coupled with the reorganization with Huntington
Telecommunications Partners will begin showing significant improvement in operating profit, gross margin and cash flow during the first quarter of 2002.

        Other Operating Expenses. Other operating expenses decreased $42,556, or
21.7%, to $153,377 in the third quarter of 2001 from $195,933 in the same period in 2000. Increases were experienced in non-direct labor employee compensation
($6,921 or 13%), and general and administrative costs ($14,719 or 21.6%).
Management anticipates these will continue to increase in the future as employee compensation increases, additional personnel are hired, as additional customers are added, and expenses are incurred as the company grows. Provision for bad debts also increased $29,157, or over 500%, to $23,384 during the third quarter of 2001 compared to $5,773 during the same period in 2000. The increased provision for bad debts was primarily due to the increases in business and residential customers and in anticipation of the down turn in the overall economy. As more non-apartment complex unit customers are added we anticipate that bad debt may increase, so we have increased provision for bad debt accordingly. Since we control the last mile access for the apartments we have under contract, we can more readily control these customers' access to other carriers provided they remain tenants of the complex. If these current tenant customers have an unpaid account, we can refuse to allow access through our switch to other carriers. Since we do not have control to this extent over non-apartment unit customers or apartment unit customers that move off-site, we anticipate the bad debt related to these customers will be higher than it is for current apartment unit customers given the current economic conditions. Our bad debt provision during the third quarter of 2001, was approximately 5.4% of revenue (compared to approximately -1.5% for the first three quarters of 2000).
This is within the 4-6% normally experienced by the telephone service industry.
During the third quarter of 2001 compared to the third quarter of 2000, decreases occurred in office rent and system's equipment upgrades and additions
($19,301 or 33.6%), stock based compensation (to zero from $60,000), and professional fees ($13,779 or 79.4%). As built-in facilities lease increases occur, as we add new equipment, and as the company grows we anticipate increases in office rent and equipment. Since the negotiations for the buyout, acquisition, and reorganization of all partnerships has been completed, we do not anticipate any significant, additional professional fees associated with these efforts. We do anticipate increases in future professional fees associated with costs related to our efforts to become a publicly trading company and on-going professional fees for auditing and legal services if and when that occurs. We expect to incur increases in stock based compensation incentives for employees and agents. However, management will attempt to provide any such future stock based compensation in a manner that will affect the financials as minimally as possible and provide performance incentives for the recipients.

Other Income (Expense), Net. Interest and other income (expense), net, is related to interest expenses on notes payable and equipment leases, and interest income from financial institutions on our cash. The total other expense-net, increased by $8,654 for the third quarter of 2001 to $10,772, from total other expense-net of $2,068 for the same period in 2000. This was due to a loss of offsetting interest income. During the first quarter of 2001, the company bought out the last partnership for $250,000 cash resulting in loss of interest income previously realized on the cash. During the time from the third quarter of 2000 to the third quarter of 2001, the company completed two of our leases and purchased the equipment for $1 buyouts. As other leases reach maturity, management intends to exercise our buyout rights. During the second quarter of
2002, management will be able to positively affect cash flow as the currently remaining leases come to term and are paid off thus eliminating approximately
$6,000 in monthly costs associated with leases and notes payable. This will help to offset the reduction in interest income previously realized from the cash reserve that was used in the first quarter of 2001 to purchase the last partnership system. To acquire additional systems in the future, the company may use a combination of: (1) cash flow from operations, (2) additional leases and/or, (3) funding through as yet unidentified sources.

                                       46

Management believes that the increases in cash flow from the additional non-apartment unit customers, the acquisition of the last partnership, combined with the positive cash flow anticipated from the reorganization with Huntington
Telecommunications Partners, and the anticipated results from the recent cost reduction actions taken by management and future lease buy-outs will be sufficient to maintain operational cash flow needs. However, the anticipated positive cash flow will not be sufficient to grow the business and contract with apartment complex owners to install telephone switches, cable services, and high-speed Internet services for their apartment complexes. Although the apartment complexes require significant, initial capital investment, the gross margins, customer penetration, and bad debt are significantly better than the business and residential customer market.

LIQUIDITY AND CAPITAL RESOURCES

Cash received from operations was primarily from telephone and cable subscriber revenue generated by our telephone and cable TV service at apartment complexes, and administration and billing revenue from management functions we performed for properties owned by partnerships. Additional revenue was generated from residential and business telephone and Internet customers.

Net cash provided by operating activities for the third quarter of 2001 totaled
$21,360. This is a reduction of 70% over the $70,641 net cash provided by operating activities for the third quarter of 2000.

No cash was used for investing activities for the third quarter of 2001 versus
$1,755 for the third quarter of 2000. The 2000 expenditures were made in support of operations to expand the number of cable television channels for selected apartment unit customers. By providing the additional channels, we have been able to increase the rates charged to our apartment customers. We anticipate future purchases of equipment as we grow. Significant equipment purchases cannot be funded from cash flow, but will require additional capital infusion through possible future additional financing from as yet unidentified sources or third-party leasing arrangements.

Net cash used in financing activities for the third quarters of 2001 totaled
$24,076, a 74% reduction compared to the $92,700 for the same period in 2000.
These were primarily for monthly payments on outstanding notes and capital leases. No proceeds from the issuance of common stock were received in the third quarter of 2001. The company intends to use leasing financing in the future as one method of adding new equipment and services to both existing and future customers.

Cash flow for the third quarter of 2001 totaled -$2,716 versus a cash flow of
-$22,059 during the third quarter of 2000. Although management anticipated lower cash flow during the last two quarters of 2001 due to lower market penetration related primarily to reduced occupancy at our serviced apartment complexes and lower margins on our business and residential customers, management believes that the cash flow from operations will improve in 2002 due to third and fourth quarter 2001 operation cost reductions and revenue increases associated with lower negotiated prices from our telephone and satellite/cable television vendors, increases in our customer base through addition of resale residential and business customers telephone customers, increases in service charges and products and services to our apartment customers, and cost avoidance through the reorganization with Huntington Telecommunications Partnership.

The we had $8,060 of cash and cash equivalents as of September 30, 2001, that was a 97.1% decrease of $267,730 from $275,790 on September 30, 2000. Over 93%
of this decrease resulted from the purchase of the last remaining partnership system that the we had previously managed. The remaining reduction was related to payment of lease obligations, and retirement of long-term note debt.
Management expects the company to incur additional expenses in 2002 as we increase our cable television line-up, upgrades our telephone systems, and possibly provide high speed Internet service to some of our apartment unit customers. We expect to be able to pay for most of these expenses from cash

                                       47

flow. For future growth, additional financing from as yet unidentified sources and lease financing of telephone switching installations and cable television headend equipment will be needed over the next 18 months to meet our working capital needs related to our intended expansion.

RESULTS OF OPERATIONS-HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

THREE MONTHS ENDED  SEPTEMBER 30, 2001 COMPARED TO THREE MONTHS ENDED  SEPTEMBER
30, 2000

        Revenues. Total revenues decreased $53,137, or -26.5%, to $147,458 for the third quarter of 2001 from $200,595 for the third quarter of 2000. The decrease is attributable to lower occupancy at the apartment complexes where Huntington telecommunications Partners has telephone and/or cable television systems installed, a higher number of local call minutes that the partnership pays for but are not billable to the customer, minor changes in the customers' long distance calling patterns, and a small increase in tenants subscribing to telephone services from the traditional local carrier who can currently provide high-speed internet access. Competitive Companies, the manager of the partnership's telephone and cable television systems, has plans to add high speed internet service to our product mix at the partnership's apartment complexes, but funding for this is presently contingent on additional financing from as yet unidentified sources.

        Operating Expenses. Operating expenses decreased $70,228, or 34.3%, to
$134,297 in the third quarter of 2001 from $204,525 in the third quarter of
2000. All of the decrease was due to reduced billing costs for phone and cable service from Competitive Companies. Administrative fees increased for the third quarter 2001 by $11,649 to $18,228 compared to $6,579 for the same period in
2000. This was related to costs involved in performing administrative functions until the reorganization with Competitive Companies is complete and for professional fees incurred in this endeavor. In August 2000, as part of the agreement related to the anticipated reorganization with Competitive Companies,
Huntington Telecommunications Partners' customers were directed to commence sending their payments directly to Competitive Companies' offices instead of to
Huntington Telecommunications Partners' lock-box. This resulted in approximately
$50,000 in annual cost savings to Huntington Telecommunications Partners and customers' payments on their accounts were posted in a timelier manner.
Competitive Companies has continued to provide Huntington Telecommunications
Partners with financial information related to these payments in addition to the other information that we have previously provided under the terms of the reorganization with Competitive Companies. The change in payment arrangements slightly increased administrative fees from Competitive Companies, but most of the increase during the third quarter 2001 was due to professional services in preparation for the reorganization with Competitive Companies. The partnership's management fees, commissions, depreciation and amortization, and bad debts provision did not significantly change for the third quarters of 2001 compared to the third quarter 2000. During the third quarter of 2000, some of the additional management functions that Huntington Telecommunications Partners previously had to perform were absorbed by Competitive Companies with only minor impact on Competitive Companies operational costs.

        Net Profit. Huntington Telecommunications Partners made a net profit of
$13,161 for the third quarter of 2001 compared to a net loss of $3,929 for the third quarter of 2000. This resulted from the reduced costs of telephone and cable service provided by Competitive Companies, and the assumption of certain administrative functions by Competitive Companies in preparation for the reorganization.

        Affect of Reorganization. Competitive Companies' management believes that the reorganization of Huntington Telecommunications Partners, L.P. and
Competitive Companies will result in a net reduction in costs due to increased efficiencies in operations. Based on Huntington Telecommunication Partners
Statement of Operations for the third quarter ending September 30, 2001, compared to the third quarter ending September 30, 2000, management believes that approximately $100,000 per year in cost avoidance could result from the

                                       48

reorganization, and the resultant entity would have better cash flow, positive
EBITDA, and potential for improved profitability.

LIQUIDITY AND CAPITAL RESOURCES

        Cash received from operations was primarily from telephone and cable subscriber revenue generated by our telephone and cable TV service at apartment complexes.

        Net cash used by operating activities for the third quarter ended September
30, 2001, totaled $8,679. This was primarily due to the $40,989 in receivables from Competitive Companies as an offset for customer payments Competitive
Companies had received. This transaction is related to the anticipated reorganization between Huntington Communications Partners, and Competitive
Companies.

        No cash was used for equipment purchases for the third quarter ended
September 30, 2001.

        Cash at the end of the third quarter of 2001 decreased by $32,410 to $15,784 from $48,194 at September 30, 2000, due primarily to the receivables from Competitive
Companies related to the anticipated reorganization between Huntington Communications
Partners, and Competitive Companies.

RESULTS OF OPERATIONS-COMPETITIVE COMPANIES, INC.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

        Revenues. Total revenues increased $103,310, or 7.1%, to $1,555,799 for the year ended December 31, 2000 from $ 1,452,489 for 1999. Approximately 80% of this increase was due to an increase in the volume of sales to apartment complex customers resulting from our previous acquisition from a competitor of an existing telephone system and rights-of-entry that services two apartment complexes with 706 passings. When we acquired the system, the penetration was at
62%. As of December 31, 2000, penetration was at 87%. The remaining increase was due to sales to non-apartment complex customers, and Internet service to both apartment complex customers and non-apartment complex customers.

        Gross Margin. Gross margin increased $104,373, or 29.2%, to $461,407 for the year ended December 31, 2000, from $357,034 for the year ended December 31,
1999. During 2000, gross margin as a percentage of total revenues increased to
29.7% from 24.6% in 1999 primarily because of two factors. A substantial portion of the increase (approximately 78%) was due to the negotiation of lower carrier rates from other long distance providers from whom we purchase intrastate, interstate and international service. A portion of the savings related to the reduced rates was passed on to customers to maintain our price competitiveness.
Another significant factor that improved the gross margin by approximately 21%
was the allocation of the existing direct labor over a larger revenue base.
Although we acquired two apartment complexes with an additional 706 passings, and added CLEC and Internet customers we were able to assimilate these without additional customer service representatives, technical support, on-site technicians or management personnel. Management believes that gross margin can continue to be increased over the next year due to the acquisition of the assets of Huntington Partners, and if we acquire additional systems and customers and can increase the number of customers serviced without a directly correlated increase in personnel.

                                       49

        Other Operating Expenses. Other operating expenses decreased $15,410,629, or
96.3%, to $595,953 in 2000 from $16,006,582 in 1999. The 1999 stock based compensation expenses of $15,443,278 related to preferred shares issued to key management personnel. Although these shares are exercisable based on management's achieving specific goals which had not been achieved, management decided to reflect all of this expense during 1999. The $60,000 stock based compensation expense during 2000 was for outside consultant compensation. If the stock based compensations for both years is not taken into account, the decrease in total other operating expenses is $27,352 or 4.9%. Additionally, depreciation increased to $102,407 in 2000 by $13,626 or 15.3% from $88,781 in 1999. This was primarily due to depreciation associated with the purchase and acquisition of the system servicing 706 apartment units. Employee compensation increased by
$82,453 or 56.5% to $228,427 from $145,974. 76% if this increase in employee compensation and benefits are related to the moving of management compensation for the President and Chief Financial Officer from general and administrative expenses to employee compensation and benefits. The remainder resulted from increases in employee compensation, related taxes, and increases in health insurance costs. Professional fees increased to $95,444 from $66,501 or 43.5%.
This increase was associated with the negotiations for the buyout and acquisition of current partnerships and costs related to our filing to become a publicly trading company. Since the partnership buyout negotiations are complete, management anticipates that professional fees in this area will be significantly less in 2001. However, professional fees associated with becoming a publicly trading company may significantly increase.

        We commenced offering services to competitive local exchange carrier residential and business customers in 2000. Since we anticipated that we would experience a higher bad debt in this market versus the apartment complex market, we have increased our provision for bad debt from $23,282 or 1.6% of revenues in 1999 to
$40,183 or 2.6% of revenues in 2000 which reflects our current and projected bad debt level. This is still significantly lower than industry averages that normally range from 4-5% of revenues. General and administrative costs decreased by $167,973 or 80% to $41,991 from $209,964. Approximately $62,611 or 37% of this reduction was related to moving expenses for management compensation from general and administrative expenses to employee compensation and benefits.
Approximately $43,000 of this reduction in costs was due to our move in 1999 to a larger, consolidated, leased facility, and facility improvements and equipment purchased. A reduction of approximately $62,000 in general and administrative expenses was due to cancellation of agency fees related to cancelled agency agreements.

        Other operating expenses as a percentage of total revenues decrease to 38.3% in
2000 from 1102.0% during 1999 primarily due to stock based compensation expenses as discussed above. Without the stock based compensation, the decrease in other operating expenses as a percentage of total revenues would have been approximately 34.4% in 2000 versus 38.8% in 1999. During 2001, management anticipates no additional stock based compensation. Management does expect employee compensation and benefits, bad debt, and depreciation expenses will increase as additional systems are added and additional residential and business customers are added. We further anticipate professional fees related to a public offering will be incurred upon approval of the SEC filing and public offer of stock. The buyout of the last partnership occurred in the first quarter of 2001, and as anticipated, required a large portion of our cash reserve. However, management believes that cash flow from operations will be sufficient to maintain current operational needs.

     Loss from Operations. The loss from operations decreased approximately 99.1%
from $15,649,548 to $134,546. Without considering the stock based compensation, operations reflected a loss of $74,546 in 2000 versus a loss of $206,271 in
1999.

                                       50

     Other Expense-Interest Expense. Interest expense decreased by $27,137 or 35.1%
to $50,206 for 2000 versus $77,343 for 1999. Interest is related to interest expenses on notes payable and equipment leases. It was partially offset by income from financial institutions on our cash. Since we paid a large portion of our cash reserves for the system we purchased in the first quarter of 2001, we expect interest expenses to increase in 2001 due to the lack of offsetting interest income related to the previous cash reserve. During 2000 we completed two of our leases and purchased the equipment for $1 buyouts. All but one of our remaining leases have a $1 buyout condition. The one exception has a buyout at fair market value. As other leases reach maturity, we intend to exercise our buyout rights. All other current system leases mature in 2002. In the future, we may use additional leases to acquire additional systems.

     Many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as "EBITDA," as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing connection agreements, and meeting regulatory requirements. After eliminating stock based compensation expense, as projected in 1999, we had EBITDA profit of $27,861for 2000 versus a loss of $40,147 for 1999.

      Income Taxes. In 2000 we had net operating loss carry forwards of approximately
$750,000 for income tax purposes. These carry forwards expire at various times through the year ended December 31, 2020.

      We made capital expenditures of approximately $24,237 and $45,927 during 2000 and 1999, respectively, for property, plant, equipment, software and hardware necessary in conducting our business. We also used capital, raised from the sale of our stock, during 1999 to fund our operations. In the future, we expect to make additional capital expenditures to improve current operations, equipment and services, and to add and install new telephone switching equipment, cable TV equipment, and high speed Internet equipment to accommodate additional customers and sites.

       On December 31, 2000, we owned and/or managed switching equipment located in 8 locations servicing 10 apartment complexes with a total of 3,975 passings
(apartments) consisting of 2,975 telephone passings and 990 cable television passings. We also had approximately 150 residential and business telephone customers in California as a competitive local exchange carrier.

                                       51

RESULTS OF OPERATIONS-HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

        Revenues. Total revenues decreased $6,975, or 1.0%, to $708,088 for the year ended December 31, 2000 from $715,063 for the year ended December 31, 1999. This decrease was due to small changes in calling patterns of customers, and occupancy factors of apartment complexes where our switches are installed.

        Operating Expenses. Operating expenses increased $26,645, or 3.5%, to $781,888 during 2000 from $755,243 in 1999. The increase is primarily due to an increase in the cost of telephone long distance and cable services rates.

        Net Loss. The net loss increased by $33,620 for 2000 to $73,800, from a net loss of $40,180 for 1999. This resulted in a 83.7% increase in net loss for 2000 compared to 1999. This resulted from the increase in phone and cable services costs (8.6%), an increase in commissions (5.3%), and a small increase in depreciation (0.5%); but was partially offset by reductions in administration fees primarily due to a reduction in related banking charges as the banking function was turned over to us in October 2000 (-27.4%), bad debt provision
(-58.1%), and management fees (-5.2%).

        Affect of Asset Acquisition. Management believes that the acquisition of assets of Huntington Partners will result in a net reduction in costs due to increase efficiencies in operations. Based on Huntington Partners Statement of Operations
for the year ended December 31, 1999 (the last full year of their partnership management), management estimates that approximately $73,000 per year in cost avoidance will result.

        Many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as "EBITDA," as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing connection agreements, and meeting regulatory requirements. Huntington Partners had EBITDA profit of
$26,557 and an EBITDA profit of $59,727 for the year ended December 31, 2000 and
1999, respectively. Based on this and an estimated $73,000 in cost avoidance, had the transactions closed on January 1, 2000, management estimates the combined EBITDA profit for 2000 would have been approximately $99,557.

PROPOSED PLAN OF EXPANSION

We need approximately $15,000,000 to finance all of our expansion plans. However, other than operating cash flow, which is not anticipated to be available to fund the expansion plans, we have no sources of financing identified. Even if we identify sources for such financing:

o Additional financing may not be available on commercially reasonable terms or available at all
o Additional financing may result in dilution to existing and future equity holders; and
o If we issue debt instruments, we will be subject to increased debt obligations that will impose a greater financial strain upon our operations.

Any financing will be used to fund implementation of the milestones listed below. If we do not secure this amount from excess operating cash flow or additional financing, the milestones listed below may not be achieved within the anticipated time period, if at all. The milestones are listed in the order in which we will apply the desired additional financing, if obtained.

                                       52

                                                                                         Date, or Number of
                                                                                       Months after Receipt of
                                                      Expected Manner of                Additional Financing           Estimated
                                                     Occurrence or Method               when Step Should Be             Cost of
            Milestone                                   of Achievement                      Accomplished               Completion

1-Provide High Speed Internet Service with Local & Long Distance Package-Business & Residential
  GOAL: To increase sales by approximately $400,000 per month of current and new services to new customers, expand bundled services, improve cash flow, and provide agent packages

  Pilot Test
    Acquire antennae site lease                    Sign business park owner                  December 2001       $500 & $0-Will receive commissions
    Acquire wireless provider                      Sign wholesale contract                   December 2001       $0-will receive wholesale payments
    Install antennae                               Wholesaler installs                       January 2002        $0-Installed at wholesaler's expense
    Make billing system & procedure changes        Add pricing and descriptions              January 2002        $0-Part of on-going updates
    Provide "Test Basis" services                  Test service to Park owner & CCI          January 2002        $0-Pay only usage fees
    Monitor test, evaluate and release             Company technicians & customer            January 2002        $500
                                                   service, speed & reliability
  Limited Implementation
    Acquire 10 business customers                  Sign local, long distance,                February 2002       $1,000 & $0-Pay only usage fees. Customer's
                                                   high speed internet package                                   pay for service in advance and usage
                                                   with 10 business park tenants                                 each month
    Modify agent package                           Add high speed internet, local &          February 2002       $1,000-Management will complete
                                                   long distance to agent package
    Sign and train initial 5 master agents in      Sign and train agents on a local,         March 2002          $2,000 & $0-Agents receive commission only
    California                                     long distance, and high speed                                 and managed by Sales & Marketing
                                                   internet package to sell to                                   Director. Brochures and training done
                                                   businesses and residential                                    in-house. Master agents train their own
                                                   customers within 25 mile radius of                            sub-agents.
                                                   antennae
  Full Implementation
    Sell monthly to at least 50 businesses         Sold direct and through agents            March-April 2002    $0-Agents receive commission only
    Sell monthly to at least 50 residentials       Sold direct and through agents            March-April 2002    $0-Agents receive commission only
    Acquire server computer & webmaster            Funded through potential public
                                                   offer of stock or other as yet
                                                   unidentified sources                      1 Month             $95,000-Approximate cost of server plus
                                                                                                                 annualized salary, benefits, and taxes
    Sell monthly to at least 100 businesses        Sold direct and through agents            May-December 2002   $0-Agents receive commission only
    Sell monthly to at least 100 residentials      Sold direct and through agents            May-December 2002   $0-Agents receive commission only

2-Improve Cable Television Service-Currently Served Apartments
  GOAL: To marginally increase sales, significantly increase channels and reduce costs of current and new services to current/new apartment television customers

                                       53

  Pilot Test
    Evaluate current providers & competitors       Parameters: increase channels,            November 2001-Done  $0
                                                   reduce costs, maintain/improve
                                                   reception, increase revenue, find buyer
                                                   for current equipment & pre-sell
    Select system                                  Based on parameters                       November 2001-Done  $0
    Select test site                               Based on company parameters               November 2001-Done  $0
    Order and install equipment at test site       Company technicians                       Dec 2001-Jan 2002   $0-Anticipate sale of current equipment will
                                                                                                                 cover cost of new, lower cost equipment
    Monitor test, evaluate and release             Company technicians & customer            January 2002        $0
                                                   service, reliability and reception
    Sell current excess equipment                  Sell to other cable                       January 2002        $0-Should cover cost of new equipment
                                                   providers/wholesalers
  Full Implementation
    Order and install equipment at all other site  Company technicians                       January 2002        $0-Anticipate sale of current equipment will
                                                                                                                 cover cost of new, lower cost equipment
    Sell current excess equipment                  Sell to other cable                       January 2002        $0-Should cover cost of new equipment
                                                   providers/wholesalers

3-Implement affinity (Charitable) Program
  GOAL: To increase business and residential sales and cash flow using charitable organizations and providing contributions in customers' names

  Test Program
    Develop affinity program                       Parameters: competitive local and long    December 2001       $1,000-Labor, manuals & brochures
                                                   distance prices, 5-10% donation of long
                                                   distance paid service to registered charity
                                                   of customer's choice, market in California,
                                                   market direct & through agents, modify
                                                   billing system to accommodate
    Sign 2 charities/churches                      Direct market to charity/church           January 2002        $1,000
                                                   Charity/church markets to donors/
                                                   members
    Monitor, evaluate and release                  Management evaluate profitability, bad    Jan-Feb 2002        $0
                                                   debt
    Produce program, train master agents &         Sign and train agents on affinity         March 2002          $2,000-$0-agents receive commissions only
    release                                        program to sell to charities, churches,
                                                   & non-profit organizations in California
  Full Implementation
   Sell monthly to at least 5 charities/churches   Sold direct and through agents            March-December 2002 $0-Agents receive commission only

4-Pay Off Open Leases, System Purchase, and Notes Payable
  GOAL: To payoff current equipment leases on time, pay off system purchase and notes in advance thereby improving cash flow by approximately $12,400 per month and eliminating approximately $325,450 in debt

    Pay off equipment leases                       Pay off leases and exercise buyout        April 2002          Approximately $37,000 in remaining
                                                   options as they come to their end                             payments and buyout to be taken from
                                                   Improves cash flow by approximately                           current cash flow
                                                   $6,000 per month

                                       54

    Pay off system purchase                        Pay off system purchased previously       1 Month             $207,450-Payoff principal using equity
                                                   for interest only at 10% interest, balance                    investment
                                                   due April 2004 and increase cash flow
                                                   by $1,729 per month
    Pay off notes payable                          Pay off current notes and increase cash   1 Month             $81,000 to pay off principal using equity
                                                   flow by approximately $4,683 per month                        investment

5-Provide High Speed Internet Service-Currently Served Apartments
  GOAL: To increase sales by approximately $20,000 per month of current and new services to current/new apartment customers, improve cash flow, and expand bundled services

  Pilot Test Site
    Select test site                               Based on company parameters               October 2001-Done   $0
    Select system                                  Based on company parameters               October 2001-Done   $0
    System available                               Selected system in manufacturer's         December 2001       $0
                                                   test. Completion due November 2001
    Advise apartment owner & tenants               Letters to owner & tenants of high        1 Month             $300-Fliers and postage
                                                   speed internet plans
    Purchase initial system                        Sign purchase agreement                   1 Month             $15,000-For system and initial negative
                                                                                                                 cash flow until customer base increased
    Pre-sell 10 apartment customers (test)         30-45 day installation commitment         1 Month             $100-Reduced 6 month price-cover costs
                                                   telephone/flier solicitation/special
    Make billing system & procedure changes        Add pricing and descriptions              1 Month             $0-Part of on-going updates
    Personnel training                             Factory training                          1 Month             $3,000-For factory training & expenses
    Receive & install system                       Company technicians                       1-2 Months          $1,500-Travel & labor expenses
    Connect test customers                         Company technicians                       2 Months            $0-included above
    Monitor test, evaluate and release             Company technicians & customer            2-3 Months          $500
                                                   service, speed & reliability
  Full Implementation at Test Site
    Sell up to 47 total customers at site          Fliers in billing, customer service       2-3 Months          $100-Customer pays in advance
                                                   solicits, 2-5 days installation commitment
    Sell up to 48 additional customers             30-45 day installation commitment         4-5 Months          $100-Customer pays in advance
    Purchase additional ports                      order from manufacturer                   4-5 Months          $11,000-For system
    Receive & install additional ports on system   Company technicians                       4-5 Months          $1,500-Travel & labor expenses

  Install Additional Sites
    Develop release & installation schedule        Based on company parameters               1 Month             $0-Start when funding for test received
    Order & install systems at 6 more sites        Based on company parameters               3-12 Months         $100,000- For system and initial negative
                                                                                                                 cash flow until customer base increased,
                                                                                                                 and travel & labor expenses
6-Acquire New Apartment Complexes for Telephone, Cable Television, and Internet Service
  GOAL: To increase: annual sales by approximately $7,000,000 to $8,000,000, cash flow, customer base, and areas serviced

    Contact currently serviced complex owners      Direct solicitation of current complex    May-June 2002       $0
                                                   owners for additional business at other
                                                   complexes they own and leads to other
                                                   affiliates that own complexes

                                       55

    Sign service agreements for 5 apartment        Funded through potential public offer     1 Month             $3,000-Estimated travel expenses
    complexes, each with 300 units or more         of stock or other as yet unidentified sources
    Order and purchase equipment                   Funded through potential public offer     1 Month             $1,750,000-At approximately $350,000 per
                                                   of stock or other as yet unidentified sources                 installation of telephone switch, cable
                                                                                                                 television equipment, & internet equipment
    Hire additional staff for expansion            Add and train 4 technicians, 1            1 Month             $400,000-Approximate annualized salary,
                                                   supervisor, 1 chief operating officer,                        taxes, and benefits
                                                   1 additional customer service person,
                                                    1 additional mis person
    Upgrade current telephone systems              Add to switches or replace switches       1-4 Months          $750,000-Approximately. Work to be done
                                                   to give features that allow service to                        during periods when new installations are
                                                   other carriers in order to increase                           not being installed
                                                   revenue from current switches
    Sign additional service agreements for at      Funded through potential public offer     2-12 Months         $18,000-Estimated travel expenses
    least 30 apartment complexes, each with        of stock or other as yet unidentifiedsources.
    300 units or more                              sources. Sign at least 2-3 service agreements per month
    Order and purchase equipment                   Funded through potential public offer of  3-12 Months         $10,500,000-At approximately $350,000 per
                                                   stock or other as yet unidentified sources                    installation of telephone switch, cable
                                                                                                                 television equipment, & internet equipment
    Hire additional staff for expansion            Add and train 5 technician, 2 supervisor, 3-12 Months         $570,000-Approximate annualized salary,
                                                   1 chief executive officer, 8 additional                       taxes, and benefits
                                                   customer service person, 1 additional
                                                   mis person, 2 accounting person

Decreases:
Milestone
1-Failure to raise approximately $95,000 would eliminate the addition of internet server equipment and a webmaster which we anticipate would reduce internet services and could reduce acquisition of additional internet customers and affect future growth.
2-We believe that failure to raise additional funds would have no affect on this milestone since the project is expected to generate enough from the sale of existing equipment to offset the cost of the new, less expensive equipment, increase cash flow, and increase channel selection for the customers.
3-We don not anticipate requiring additional funding to test and implement this project.
4-Equipment leases are expected to be paid off by April 2002 from existing cash flow. Failure to raise approximately $288,450 in additional funding will continue to require approximately $6,412 to be paid from current cash flow until the notes are paid in full and the system price is paid off.
5-Failure to raise approximately $133,100 would eliminate the addition of high speed internet service to currently services apartment tenants. This could also reduce the number of telephone customers at each complex since they may elect to use a competitive service that offers both telephone and high speed internet servce.
6-Failure to raise approximately $13,421,000 would eliminate the upgrading of current systems to carry traffic from other carriers and significantly reduce our future growth.

                                       56

If we fail to secure adequate funds to accomplish the objectives outlined above, we will be able to conduct only limited expansion or no expansion at all. Our limited expansion could decrease our planned growth and operations in the following areas:

o High speed internet service with local & long distance package-business & residential
o Cable television service-currently served apartments
o Affinity (charitable) program
o Pay off system purchase and notes payable
o High speed internet service-currently served apartments
o Acquire new apartment complexes for telephone, cable television, and internet service

                        ITEM 18. DESCRIPTION OF PROPERTY

We are headquartered in Riverside, California, where we lease approximately
3,100 square feet of offices and warehouse space for approximately $2,300 per month. The lease expires in 2002. We generally are provided minimal space at no charge, from 100 to 200 square feet, for our telecommunications equipment at each of the apartment complexes where we have systems installed.

Our offices are in good condition and are sufficient to conduct our operations.
We believe that our leased facilities are adequate to meet our needs for the next 12 months. However, as we begin to deploy additional systems and build our networks, we will need to increase our headquarters office space, add equipment rooms at newly contracted apartment complexes, and contract for co-location of switching facilities at traditional carriers. We anticipate such facilities are available to meet our development and expansion needs in existing and projected target markets for the foreseeable future.

            ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Competitive Communications

In 1998, Competitive Companies, Inc. was formed to acquired the stock of
Competitive Communications, Inc. from Mr. David Kline II. Mr. Kline II owned a
100% equity interest in Competitive Communications. Mr. Kline II negotiated the transaction for Competitive Communications and Mr. Halstead negotiated the transaction for Competitive Companies. The parties agreed upon a price of
3,302,700 shares of common stock 1,000,000 shares of Class A convertible preferred stock based upon the fact that the at the time of the agreement
Competitive Communications had annual revenues of approximately $1,000,000. The parties agreed to a value of $1 per share for the 3,302,700 shares of common stock and 5,000,000 shares of common stock underlying the preferred stock and agreed upon a formula of 8 times approximate annual revenues.

Huntington Telecommunications Partners. L.P./Competitive Companies, Inc. Reorganization

Competitive Companies, Inc. is current the name of the company formed in October
2001 solely to facilitate a December 2001 reorganization which included the assets of Huntington Telecommunications Partners, LP, a California limited partnership and the operations of Competitive Companies, Inc., a Nevada corporation originally formed March 1998. The transaction was effected as follows:

Step       Action
1.         Competitive Companies Holdings, Inc. was formed to facilitate the reorganization
2.         Competitive Companies Holdings formed CCH Acquisition, a subsidiary to acquire Competitive Companies
3.         Competitive Companies merged into CCH Acquisition, with Competitive Companies as the surviving company

                                       57

4.         Competitive Companies Holdings acquired the assets of Huntington Partners
5.         Competitive Companies Holdings changed its name to Competitive Companies
6.         CCH Acquisition changed its name to Competitive Holdings

As a result of the reorganization, Competitive Companies owns the assets of
Huntington Partners and has as a wholly owned subsidiary Competitive Holdings.
Competitive Holdings has two wholly owned subsidiaries:

o Competitive Communications, Inc. which was incorporated under the laws of the state of California in February 1996.
o CCI Residential Services, Inc. which was incorporated under the laws of the state of California in January 2000.

The assets of Huntington Partners are part of the private telephone and cable television systems owned by Huntington Partners and installed under right of entry agreements at four apartment complexes in California. Right of entry agreements include private telephone service to residents at all four complexes that is provided under telephone and cable television services for residents at two of the four complexes.

The purchase price paid to Huntington Partners at closing was one million shares of common stock of Competitive Companies Holdings. The initial purchase price will be increased, if at all, as provided in the one million shares of Class C preferred stock to be issued as additional payment for the assets. If the average of the closing bid price for the Competitive Companies' common stock for the adjustment period is less than $3.00 per share, Competitive Companies will issue to Huntington Partners additional shares of its common stock so that the total number of shares received by the Huntington Partners, including common stock delivered on account of the Initial purchase price, when valued at the opening price shall have an aggregate nominal value of $3,000,000. If the opening price is $3.00 or over per share, no additional shares shall be issued.
For purposes of determining the opening price, purchases of common stock by the
Competitive Companies or its affiliates or persons controlled by the Competitive
Companies or its affiliates shall be disregarded. The adjustment period refers to the five business day period immediately following the closing; provided however, that if trades have not been executed on at least three of those five days, the adjustment period shall be extended until the common stock shall have been traded on at least three days, and the average closing bid price for those three trading days shall be the opening price.

The fair market value of Huntington Partners was determined as follows: Based upon 1999 cash flow of approximately $708,000. The remaining life of the
Partnerships contracts at that time was 17 years. Without factoring inflation, this means projected cash flow over the remaining contract period of approximately $12,000,000. The parties agreed upon a value equal to 25% of this amount based upon arms'-length negotiation. Mr. David Hewitt is President of the corporation which is the General Partner of Huntington Partners.

The amount of shares issued to Competitive Companies was determined by issuing one share of common stock, Class A preferred stock, and Class B preferred stock of Competitive Companies for each outstanding share of common stock, Class A preferred stock, and Class B preferred stock of Competitive Companies. In addition, options on the same terms and conditions as existed in Competitive
Companies prior to the merger were issued to the option holders at the time of the merger. The number of shares issued was determined based upon the same method used in determining the number of shares issued to Huntington Partners.

Competitive Companies Holdings and CCH Acquisition entered into these transactions as an accommodation to Competitive Companies and Huntington
Partners. Competitive Companies entered into these transactions in order to have the assets and cash flow of Huntington Partners reflected in its financial statements. Huntington Partners entered into these transactions in order to divest its interest in telecommunications assets and pursue other investment opportunities.

                                       58

        ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities. No market exists for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Although we have held preliminary discussions with one market maker concerning the NASD requirements for qualifying our securities for quotation on the Over-the-Counter Bulletin Board, we have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

Preferred stock

We are authorized to issue 10,000,000 shares of preferred stock.

Class A preferred stock

4,000,000 shares of Class A convertible preferred stock were issued by us to various founding stockholders and management in December 1999. These 4,000,000 shares are convertible into 20,000,000 shares of common stock. Conversion may occur at any time, in whole or in part up to the number of shares set forth below with the achievement of the following events for a period commencing on the date such event was achieved and ending on December 31, 2010.

The conversion events are as follows:

Event                                   Number of shares of common stock
                                             issued upon conversion

Achieving 100% increase in the                    10,000,000
combined number of owned apartment
complex passings plus non-apartment
complex customers

Achieving 10,000 customers in the                  5,000,000
combined number of owned apartment
complex passings and non-apartment
complex customers

Achieving 20,000 customers in the                  5,000,000
combined number of owned apartment
complex passings and non-apartment
complex customers

o An apartment complex passing is an individual apartment under direct contract with it for telephone, television or Internet service.
o A non-apartment complex customer is a non-apartment residential or business customer that is counted once for each major service to which they subscribe.

Conversion events are based on customer base existing as of December 9, 1999.

                                       59

Class B convertible preferred shares

We have issued 1,495,436 shares of Class B convertible preferred stock entitling persons owning the Class B shares the following:

The stock shall convert into such number or fraction thereof shares of common stock based upon the following:

                                       1 -
the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]
                                   divided by
the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]

For example, assume average opening bid/ask of $2.00. 1 - 2/3 = 1/3. 1/3 divided by 2/3 = .5 additional share of common stock issued upon conversion.

Class C convertible preferred shares

We have issued 1,000,000 shares of Class C convertible preferred stock entitling persons owning the Class C shares the following:

The stock shall convert into such number or fraction there of shares of common stock based upon the following:

                                       1 -
the fraction: [average of first 5 days trading bid and ask price on the over the counter bulletin board/$3.00]
                                   divided by
the fraction: [average of first 5 days trading bid and ask price on the over the counter bulletin board/$3.00]

For example, assume average of first 5 days trading bid/ask of $2.00. 1 - 2/3 =
1/3. 1/3 divided by 2/3 = .5 additional share of common stock issued upon conversion.

The conversion rate for all classes is subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event effecting such shares. Holders of the all classes f preferred shares are not entitled to preferential dividend rights, redemption or voting rights.

Issuance of preferred stock with voting and conversion rights may reduce the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.
We have no plans to issue any shares of preferred stock in the future.

Options

We have 5,040,000 outstanding non-statutory options to the following:

          Name        Number of Option   Exercise Price     Number Currently
                                                              Exercisable
 Officers, Directors & Affiliates:

     Larry Halstead      1,000,000           $0.001              600,000
     Jerald Woods          500,000           $1.00                     0
     Judy Kline (1)      2,625,000           $0.001            1,575,000

     Sub-Total           4,125,000                             2,175,000

                                       60

Others:

     Employees             445,000           $0.001              347,000
     Employees             300,000           $0.85                     0
     Employees              70,000           $1.00                     0
     James Gibson           50,000           $1.00                     0
     James Healey           50,000           $1.00                     0

     Sub-Total             915,000                               347,000

     Total               5,040,000                             2,522,000

(1) Judy Kline is an employee of Competitive Companies and mother Mr. David
Kline II, Competitive Companies' Chairman, C.E.O., President, C.O.O. & Director.
As Mr. Kline is over 21 years of age and does not live with his mother, he disclaims beneficial ownership of the shares underlying Ms. Kline's options.

The general terms to exercise the options for all except James Healey, James
Gibson and Jerald Woods are the same. Exercise dates and amounts which can be exercised vary. No options may be exercised until two years after initial grant of the individual option. Options are normally exercisable over a five-year period as follows: at the end of:

o        First year - 0%,
o        Second year - 40%
o        Third through fifth year - 20% each year.

Mr. Healey and Mr. Gibson are independent agents for the sale of our products.
The options granted them and Mr. Woods require certain levels of performance from them in order for them to exercise each level.

Sales under Rule 144

There are 824,100 shares of our common stock held by non-affiliates and
3,528,600 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities. The remaining 1,559,361 shares are held by non-affiliates but are not restricted securities and are eligible for resale under the provisions of Rule 144. No shares have been sold pursuant to Rule 144 of the Securities Act of 1933 and no shares are eligible to be resold pursuant to Rule 144. We have agreed to register all of the shares held by our existing non-affiliate selling shareholders and 1,000,000 shares held by an affiliate. We have also issued and intend to issue in the future common stock subject to an employee benefit plan.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933 except as registered under this registration statement.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and

                                       61

availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

o       Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
o       Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
o       Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
o       Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

                                       62

Holders

As of the date of this registration statement, we had 125 holders of record of our common stock. We have one class of common stock outstanding and three classes of preferred stock outstanding.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant. We are not limited in our ability to pay dividends on our securities.

Penny Stock Considerations

Our shares may be "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

o       Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
o       Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
o       Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
o       Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and
Exchange Commission.

                                       63

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC is also available at a web site maintained by the SEC at
http://www.sec.gov.

                         ITEM 21. EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the years ended December 31, 2000 and 1999, respectively by the Chief Executive Officer. No other executive officers received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000. Other annual compensation consists of health and life insurance premiums and automobile lease payments.

                                       64

Summary Compensation Table

Annual Compensation

     Name and                                                   All Other Annual
Principal Position              Year      Salary (1)    Bonus     Compensation

David Kline, Sr.                1999      $ 66,724     $    -      $ 11,506
  Chief Executive Officer
David Kline II
  President                     1999      $  8,800                 $  4,954
  Chief Executive Officer &     2000      $  1,022                 $  4,270
     President

(1) Includes other personal items paid on behalf of Mr. Kline, Sr.

As of September 30, 2001, we had paid David Kline II a salary of $10,218, no bonus, and all other compensation of $0.

No other annual compensation, including a bonus or other form of compensation;
and no long term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, were paid to
David Kline II during these periods.

On December 23, 1999, the board of directors appointed David Kline II to assume the duties of Chairman of the Board and Chief Executive Officer. This was in
addition to his duties as President. This appointment resulted from the sudden death of David Kline, Sr. on December 23, 1999.

Employment Agreements

We have entered into five-year employment agreements with our president and CFO which require initial annual base salary of approximately $77,000 and $68,000 respectively, and unless earlier ended, are subject to automatic extension for an additional period of two years. The officers' annual base salaries will be increased to $130,000 and $115,000, respectively if we are able to raise
$1,000,000 of investment capital. The president has deferred compensation payable under his employment agreement until he begins to devote full time to the business.

In addition to their annual base salary, both of the executives are entitled to amounts under an executive bonus plan in any fiscal year in which our earnings before taxes and charitable contributions, called PT-PC, is $1,000,000 or more.
Under the plan, 6% of the PT-PC is available for executive officers and an additional 6% for non-executive officers to be paid as cash bonuses no less often than annually. Through December 31, 1999, no amounts have been awarded under this plan.

In addition to the base salary, the president and CFO shall be entitled during the employment period to receive such additional benefits as may be provided for them or to which they may become entitled because his position, tenure, salary, age, health or other qualifications make them eligible to participate.
Additional benefits means:

o       Participation in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other benefit plans, if any;
o       Life, health, medical, dental, accident, and other personal insurance coverage provided for employees or their dependents;

                                       65

o       Directors' and officers' liability insurance coverage and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such;
o       Automobile or related compensation per guidelines approved by the board of directors;
o       Use of our property and facilities and other perquisites of employment;
o       Paid vacation, leave or holidays;
o       Any and all other compensation, benefits and perquisites of employment with us, if any, other than base salary; and
o       Reasonable moving and personal expenses in connection with company required relocations.

The employment of the president and CFO ends on the date of the occurrence of any of the following events:

o       Expiration of the employment period

o       The death of the president or CFO, respectively

o       Fifteen days after the date on which we have given the president or CFO written notice of the termination of employment by reason of permanent physical or mental incapacity that prevents him from performing the essential elements of his respective position for a period of six consecutive months or more as determined by a medical professional selected by us, in our sole discretion, and by us acting in good faith

o       After five days' written notice to the president or CFO for cause, which shall include only the following:

o       Intentional misconduct or gross negligence by the president or CFO in the course of employment

o       The commission or perpetration by the president or CFO of any fraud against us or others in connection with his employment

o       The commission by the president or CFO of such acts or dishonesty, fraud or misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties

o       Knowingly causing or permitting us to violate any law, which violation shall have a material effect on us

o       The failure to perform, breach, or violation by the president or CFO of any of his material obligations under the agreement which continues after fifteen days' written notice has been given to him by us specifying the failure to perform, breach, or violation

o       Upon at least sixty days' advance written notice by the president or CFO

o       Upon at least sixty days' advance written notice by us based solely on concurrence of a minimum of 4/5th of the board of directors

In the event the president's or CFO's employment under the employment agreement is ended for the reasons set forth in bullet points 3 or 6 above, we shall pay the president or CFO an amount equal his then base salary multiplied by twenty-four months and shall continue to provide his medical insurance for a period of twenty four months following such termination.

                                       66

Upon any termination

o       The president's or CFO's estate in the case of death shall immediately be paid all accrued base salary which would otherwise be due and payable and accrued vacation pay, all to the date of termination.
o       Benefits accrued under our benefit plans, if any, will be paid in accordance with such plans.
o       Bonuses shall be paid at the end of the fiscal year if earned, with the amount prorated by the number of days during the fiscal year the president or CFO was employed.

The president or CFO have agreed that during the term of their respective employment, they will not engage, directly or indirectly, or be interested as director, officer, partner, consultant, principal, shareholder, or otherwise in any firm, corporation, or other entity in the business of developing, producing, distributing, or selling any product competitive with our products in any geographic area in which we engage in the same or similar business without our express written consent.

Compensation of Directors

We have not agreed to pay our directors who are not officers or employees any stated salary, but by resolution of the board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the board or our committees. On the date of appointment to the board, each board member or employee board member shall be granted an option to purchase at the fair market value an aggregate of 5,000 shares of Class A common stock. The option shall vest and become exercisable at the rate of 20% per year after the expiration of the first year following the date on which the option is granted and shall be exercisable in full only after the expiration of five 5 years following the date the option was granted.

Executive Bonus Plan (ExBP)

The ExBP Plan for Competitive Communications was adopted in April 1996. The plan is intended to enables us to recruit, reward, retain and motivate employees and to attract and retain outside directors, agents and consultants on a basis competitive with industry practices. Under the plan, 6% of
pre-tax-pre-charitable contribution (PT-PC) for executive officers and an additional 6% PT-PC for non-executive officers will be paid as cash bonuses no less often than annually.

The ExBP Plan will be administered by the board of directors or the compensation committee of the board of directors. The committee has sole authority and discretion under the ExBP Plan to designate eligible participants and determine the conditions and limitations applicable to such awards, if any. The awards may be granted singly or together with other awards, or as replacement of, in combination with, or as alternatives to, grants or rights under the ExBP Plan or other employee benefit plans. Awards under the ExBP Plan may be issued based on past performance, as an incentive for future efforts or contingent upon the future performance. No amounts have been awarded under the Plan.

                                       67

                          ITEM 22. FINANCIAL STATEMENTS

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the acquisition of Huntington
Partners. These pro forma financial statements also include the historical and pro forma effects of the issuance of 1 million shares of common stock ($1 million).

The following unaudited pro forma combined condensed financial statements have been prepared by the management of Competitive Companies from its historical consolidated financial statements and the historical financial statements of
Huntington Partners which are included in this form SB-2. The unaudited pro forma combined Condensed statements of operations reflect adjustments as if the transactions had occurred on January 1, 2000. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transactions had occurred on September 30, 2001. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Competitive Companies and Huntington
Partners and related notes thereto which are included in this form SB-2.

                                       68
                                       F-1

                  COMPETITIVE COMPANIES AND HUNTINGTON PARTNERS
                    AND COMPETITIVE COMPANIES HOLDINGS, INC.
                        COMBINED CONDENSED BALANCE SHEETS
                               SEPTEMBER 30, 2001
                                   (Unaudited)

                                                                                 Huntington
                                                             Competitive      Telecommunications     Competitive Companies
                                                            Companies, Inc.    Partners, L.P.            Holding, Inc.        Adjustments      Totals

ASSETS

CURRENT ASSETS:
   Cash and Cash Equivalents                                $     8,060         $ 15,784                 $       -         A    $ (15,784)  $     8,060
   Receivables:
        Accounts, net of allowance for doubtful accounts
          of $86,200 an $62,815, respectively                   172,919           51,493                         -                              224,412
        Affiliate                                                     -          189,058                         -         A     (189,058)            -
        Unbilled                                                 21,981
   Prepaid expenses and other current assets                      4,202                                          -                                4,202
        Total current assets                                    207,162          256,335                         -               (204,842)      258,655

PROPERTY AND EQUIPMENT - NET                                    707,677                -                         -         B      554,415     1,251,825
                                                                                                                           C      (10,267)

OTHER ASSETS:
Acquired intangible - Contracts                                                                                  -         B      231,866       225,921
                                                                                                                           D       (5,945)
Goodwill                                                                                                         -         B            -             -
                                                                                                                           D            -
Other                                                            49,346                                          -                               49,346
                                                                 49,346                -                         -                225,921       275,267

TOTAL                                                       $   964,185         $256,335                 $       -              $ 565,227   $ 1,785,747
                                                            ===========         ========                 =========              ==========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                         $    70,678         $ 26,832                 $       -              $       -   $    97,510
   Due to Affiliate                                             189,058                                          -         A     (189,058)            -
   Current maturities of long-term debt                          65,319                                          -                               65,319
   Current maturities of capital lease obligations               25,386                                          -                               25,386
   Accrued and other liabilities                                 62,384                                          -                               62,384
        Total current liabilities                               412,825           26,832                         -               (189,058)      250,599

   LONG-TERM DEBT (net of current maturities)                   246,549                -                         -                              246,549

   CAPITAL LEASE OBLIGATIONS (net of current maturities)              -                -                         -                                    -
        Total liabilities                                       659,374           26,832                         -               (189,058)      497,148

   COMMITMENTS AND CONTINGENCIES

   STOCKHOLDERS' EQUITY
   Class A convertible preferred stock                            4,000                                          -                                4,000
   Class A common stock                                           4,912                                          1        A,B         999         5,912
   Additional paid-in capital                                16,702,161        1,037,500                       999        A,B     (39,499)   17,701,161
   Deficit                                                  (16,406,262)        (807,997)                   (1,000)               792,785   (16,422,474)
   Subscriptions receivable                                           -                -                         -                                    -
        Total stockholders' equity                              304,811          229,503                         -                754,285     1,288,599

TOTAL                                                       $   964,185         $256,335                 $       -              $ 565,227   $ 1,785,747
                                                            ===========         ========                 =========              ==========  ===========

                                       69
                                      F-2

                  COMPETITIVE COMPANIES AND HUNTINGTON PARTNERS
                    AND COMPETITIVE COMPANIES HOLDINGS, INC.
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (Unaudited)

                                                                           Huntington
                                                       Competitive      Telecommunications     Competitive Companies
                                                     Companies, Inc.    Partners, L.P.            Holding, Inc.        Adjustments      Totals

REVENUES                                              $ 1,361,252        $    477,478               $      -       A   $  (126,200)    $ 1,712,530

COSTS OF REVENUES                                       1,033,678             315,727                      -       A      (126,200)      1,223,205

GROSS PROFIT                                              327,574             161,751                      -                     -         489,325

OTHER OPERATING EXPENSES:
            Depreciation                                   88,495              80,342                      -       C        10,267         179,104
            Employee compensation                         170,681                   -                      -                     -         170,681
            Occupancy                                      21,455                   -                      -                     -          21,455
            Professional fees                              37,603                   -                      -                     -          37,603
            Provision for bad debts                        41,887                   -                      -                     -          41,887
            Amortization of goodwill and intangibles            -                   -                      -       D         5,945           5,945
            General and Administrative                     74,077              55,615                  1,000                     -         130,692
              Total other operating expense               434,198             135,957                  1,000                16,212         587,367

LOSS FROM OPERATIONS                                     (106,624)             25,794                 (1,000)              (16,212)        (98,042)

OTHER INCOME (EXPENSE):
            Other income                                    4,006                   -                      -                     -           4,006
            Interest expense                              (38,224)                  -                      -                     -         (38,224)
             Total other expense-net                      (34,218)                  -                      -                     -         (34,218)

NET LOSS                                              $  (140,842)       $     25,794               $ (1,000)          $   (16,212)    $  (132,260)
                                                      ============       ============               =========          ============    ============

NET LOSS PER SHARE
Basic and diluted                                     $     (0.03)                                                                     $     (0.02)
                                                      ============                                                                     ============
Weighted average number of
shares - basic and diluted                              4,912,061                                                                        5,912,061
                                                      ============                                                                     ============

                                       70
                                      F-3

                  COMPETITIVE COMPANIES AND HUNTINGTON PARTNERS
                    AND COMPETITIVE COMPANIES HOLDINGS, INC.
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                   (Unaudited)

                                                                      Huntington
                                                  Competitive      Telecommunications     Competitive Companies
                                                Companies, Inc.    Partners, L.P.            Holding, Inc.        Adjustments      Totals

REVENUES                                         $ 1,555,799        $    708,088            $         -        b   $ (315,000)    $ 1,948,887

COSTS OF REVENUES                                  1,094,392             554,904                      -        b     (315,000)      1,334,296

GROSS PROFIT                                         461,407             153,184                      -                     -         614,591

OTHER OPERATING EXPENSES:
     Stock based compensation expense                 60,000                   -                      -                     -          60,000
     Depreciation                                    102,407             100,357                      -                 8,779         211,543
     Employee compensation                           228,427                   -                      -                     -         228,427
     Occupancy                                        27,501                   -                      -                     -          27,501
     Professional fees                                95,444                   -                      -                     -          95,444
     Provision for bad debts                          40,183               6,082                      -                     -          46,265
     Amortization of goodwill and intangibles              -                   -                      -                 9,245           9,245
     General and Administrative                       41,991             120,545                      -                     -         162,536
        Total other operating expenses               595,953             226,984                      -                18,024         840,961

LOSS FROM OPERATIONS                                (134,546)            (73,800)                     -               (18,024)       (226,370)

OTHER INCOME (EXPENSE):
     Other income                                          -                   -                      -                     -               -
     Interest expense                                 50,206                   -                      -                     -          50,206
        Total other expense-net                       50,206                   -                      -                     -          50,206

NET LOSS                                         $  (184,752)       $    (73,800)           $         -            $  (18,024)    $  (276,576)
                                                 ============       =============           ===========            ===========    ============

NET LOSS PER SHARE
Basic and diluted                                $     (0.04)                                                                     $     (0.05)
                                                 ============                                                                     ============
Weighted average number of
shares - basic and diluted                         4,912,061                                                                        5,912,061
                                                 ============                                                                     ============

                                       71
                                      F-4

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   BASIS OF PRESENTATION

        The accompanying unaudited pro forma combined condensed statements of operations present the historical results of operations of the Competitive
Companies and Huntington Partners for the nine months ended September 30, 2001 and for the year ended December 31, 2000 with pro forma adjustments as if the transaction had taken place on January 1, 2000. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000, is presented using the combined historical results for the year then ended. The unaudited pro forma combined condensed statement of operations for the nine month period ended September 30, 2001, is presented using the combined historical results for the nine months ended September 30, 2001. The unaudited pro forma combined condensed balance sheet presents the historical balance sheets of as of September 30, 2001, with pro forma adjustments as if the transaction had been consummated as of September 30, 2001 in a transaction accounted for as a purchase in accordance with generally accepted accounting principles. Certain reclassifications have been made to the historical financial
Statements to conform to the pro forma combined condensed financial statement presentation.

2.   PRO FORMA ADJUSTMENTS

        The following adjustments give pro forma effect to the transaction:

        (a) To eliminate inter-company transactions.

        (b) To record purchase price consideration of 1 million shares ($1 million).

                 Accounts receivable                            $  51,493
                 Affiliate receivable                             189,058
                 Property and equipment                           554,415
                 Acquired contracts                               231,866
                 Liabilities assumed                             (26,832)

                                                               $1,000,000
                                                          ================

        (c) To record depreciation of the property and equipment over an estimated life of approximately 13.5 years. Such depreciation expense is subject to possible adjustment resulting from the completion of valuation analysis and final post-closing adjustments.

        (d) To record amortization of the contracts acquired over an estimated life of approximately 9.75 years. Such amortization expense is subject to possible adjustment resulting from the completion of valuation analysis and final post-closing adjustments.

                                       72
                                      F-5

                           COMPETITIVE COMPANIES, INC.
                                 AND SUBSIDIARY

                     Consolidated Financial Statements as of
                     and for the three and nine months ended
                           September 30, 2001 and 2000
                                   (Unaudited)

________________________________________________________________________________

                                                                           Page

      Balance Sheets                                                         F-7

      Statements of Operations                                               F-8

      Statements of Stockholders' Equity (Deficit)                           F-9

      Statements of Cash Flows                                               F-10

      Notes to Financial Statements                                          F-11

________________________________________________________________________________

                                       73
                                      F-6

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

_________________________________________________________________________________________________

                                                            September 30,
                                                                2001               December 31,
ASSETS                                                       (Unaudited)               2000

CURRENT ASSETS:
   Cash and cash equivalents                               $      8,060          $    230,298
   Receivables:
      Accounts, net of allowance for doubtful accounts
        of $86,200 and $66,019 respectively                     172,919               173,579
      Unbilled                                                   21,981                21,659
   Prepaid expenses and other current assets                      4,202                 4,202
      Total current assets                                      207,162               429,738

PROPERTY AND EQUIPMENT - NET                                    707,677               561,609

OTHER ASSETS                                                     49,346                66,346

TOTAL                                                      $    964,185          $  1,057,693
                                                             ===========         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                           $     70,678          $     79,403
Due to affiliate                                                189,058                61,334
Current maturities of long-term debt                             65,319                65,319
Current maturities of capital lease obligations                  25,386                83,129
Accrued and other liabilities                                    62,384                18,233
      Total current liabilities                                 412,825               307,418

LONG-TERM DEBT (net of current maturities)                      246,549               290,425

CAPITAL LEASE OBLIGATIONS (net of current maturities)                 -                14,197
      Total liabilities                                         659,374               612,040

STOCKHOLDERS' EQUITY:
Class A convertible preferred stock, $0.001 par value;
    4,000,000 shares authorized, issued and outstanding
    with a liquidation value of $40,000                           4,000                 4,000
Class A common stock, $0.001 par value, 46,000,000
    shares authorized, 4,912,061 shares issued and
    outstanding                                                   4,912                 4,912
Additional paid-in capital                                 $ 16,702,161          $ 16,702,161
Deficit                                                     (16,265,262)          (16,265,420)
     Total stockholders' equity                                 304,811               445,653

TOTAL                                                      $    964,185          $  1,057,693
                                                           =============         =============

_________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       74
                                      F-7

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

_______________________________________________________________________________________________________________________________

                                                       Three               Three                Nine                Nine
                                                       Months              Months              Months              Months
                                                       Ended               Ended               Ended               Ended
                                                   September 30,       September 30,       September 30,       September 30,
                                                       2001                2000                2001                2000

REVENUES                                            $ 434,754            $386,754          $1,361,252          $1,180,634

COSTS OF REVENUES                                     335,902             227,671           1,033,678             753,245

GROSS PROFIT                                           98,841             159,083             327,574             427,389

OTHER OPERATING EXPENSES:
   Occupancy and equipment                             38,190              57,491             109,950             101,710
   Employee compensation                               60,183              53,262             170,681             151,391
   Stock based compensation                                 -              60,000                   -              60,000
   Provision for bad debts                             23,384             (5,773)              41,887              32,455
   Professional fees                                    3,584              17,636              37,603              67,504
   General and administrative                          28,036              13,317              74,077              73,591

       Total other operating expenses                 153,377             195,933             434,198             486,651

LOSS FROM OPERATIONS                                  (54,536)            (36,850)           (106,624)            (59,262)

OTHER INCOME (EXPENSE):
   Other income                                           187               8,074               4,006               9,361
   Interest expense                                   (10,909)            (10,142)            (38,224)            (46,593)
         Total other expense-net                      (10,722)             (2,068)            (34,218)            (37,232)

NET LOSS                                           $  (65,258)          $ (38,918)         $ (140,842)          $ (96,494)
                                                   ===========          ==========         ===========          ==========

NET LOSS PER SHARE:
Basic and diluted                                  $    (0.01)          $   (0.01)         $    (0.03)          $   (0.02)
                                                   ===========          ==========         ===========          ==========
Weighted average number of shares - basic
and diluted                                         4,912,061           4,900,000           4,912,061           4,875,000
                                                   ===========          ==========         ===========          ==========

_______________________________________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       75
                                      F-8

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (Unaudited)

_______________________________________________________________________________________________________________________________

                                        Class A                          Class A              Additional
                                    Preferred Stock                   Common Stock              Paid-in          Accumulated
                                  Shares         Amount         Shares          Amount          Capital            Deficit            Total

Balances at December 31, 2000     4,000,000        $4,000       4,912,061         $4,912      $16,702,161       $(16,265,420)       $445,653

Net loss for the nine months
ended September 30, 2001                  -             -               -              -                -           (140,842)       (140,842)

Balances at September 30,
2001                              4,000,000        $4,000       4,912,061        $ 4,912      $16,702,161       $(16,406,262)       $304,811
                                  =========        ======       =========        =======      ===========       =============       =========

_______________________________________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       76
                                      F-9

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

_______________________________________________________________________________________________________________________________

                                                                       Three               Three               Nine                Nine
                                                                       Months              Months             Months              Months
                                                                        Ended               Ended              Ended              Ended
                                                                    September 30,       September 30,       September 30,      September 30,
                                                                        2001                 2000               2001                2000
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                     $   (65,258)          $ (38,918)         $ (140,842)         $ (96,494)
     Adjustment to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation and amortization                                    30,919              25,286              88,495             80,174
       Provision for bad debts, net of write-offs                       23,384             (26,115)             41,887            (23,405)
       Non-cash compensation                                                 -              60,000                   -             60,000
       Loss on disposal                                                    847                   -                 847                  -
                                                                                                 -                                      -
   Changes in assets and liabilities, net:
       (Increase) decrease in receivables                              (13,526)             (9,405)            (41,549)            16,150
       Decrease in prepaid expenses                                          -               6,375                   -              6,375
       (Increase) decrease in other assets                                   -                   -              17,000            (17,339)
       (Decrease) increase in accounts payable                           2,512               5,929              (8,725)           (74,787)
       (Decrease) increase in accrued and other                          1,493              12,318              44,151             22,738
liabilities
       Increase in due to affiliate                                     40,989              35,171             127,724             35,171
NET CASH PROVIDED BY OPERATING ACTIVITIES
                                                                        21,360              70,641             128,988              8,583

CASH FLOWS FROM INVESTING ACTIVITIES-
      Purchases of property and equipment                                    -              (1,755)           (253,876)           (12,558)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of common stock, net                            -                   -                   -             57,500
      Repayment on notes                                                (6,843)             (6,983)            (43,876)           (78,423)
      Repayment on capital lease obligations                           (17,233)            (37,000)            (53,474)           (64,218)
      Stockholder advances                                                   -             (48,717)                  -            (35,766)
NET CASH USED IN FINANCING ACTIVITIES                                  (24,076)            (92,700)            (97,350)          (120,907)

NET DECREASE IN CASH AND CASH EQUIVALENTS
                                                                        (2,716)            (23,814)           (222,238)          (124,882)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD
                                                                        10,776             299,604             230,298            400,672

CASH AND CASH EQUIVALENTS, END OF PERIOD
                                                                     $   8,060           $ 275,790           $   8,060          $ 275,790
                                                                     ==========          ==========          ==========         ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION - Interest paid                                     $   10,909           $  10,142          $   38,224          $  46,593
                                                                     ==========          ==========          ==========         ==========

(con't. on page 7)

                                       77
                                      F-10

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF CASH FLOWS (continued)
                                   (Unaudited)

___________________________________________________________________________________________________________________________________________

                                                                    Three               Three               Nine                Nine
                                                                   Months               Months             Months              Months
                                                                    Ended               Ended               Ended              Ended
                                                                September 30,       September 30,       September 30,      September 30,
                                                                    2001                 2000               2001                2000

SUPPLEMENTAL DISCLOSURE OF NON-CASH
    INVESTING AND FINANCING ACTIVITIES:

Write off capital lease liability                                 (18,466)                  -            (18,466)                 -

Disposal of leased vehicle                                         42,762                   -             42,762                  -

Accumulated depreciation on disposal of leased vehicle            (23,449)                  -            (23,449)                 -

See notes to consolidated financial statements.

___________________________________________________________________________________________________________________________________________

                                       78
                                      F-11

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS
             AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (Unaudited)
________________________________________________________________________________

NOTE A - BUSINESS OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

Competitive Companies, Inc. (the "Parent") was incorporated under the laws of the state of Nevada in March 1998. In 1998, the Company acquired all of the assets and assumed all of the liabilities of Competitive Communications, Inc.
("CCI"), which was incorporated under the laws of the state of California in
February 1996. CCI is the successor to Western Telephone & Television, which was founded in 1985.

CCI and its Parent (collectively, the "Company") provide telephone, cable television, long distance/interexchange, and public telephone service to customers who live in multi-tenant residential buildings. The Company's operations are located in Riverside, California and approximately 80% of its customers are California residents.

In addition to the above, in January 2000, the Parent formed CCI Residential
Services, Inc. This entity, which is a wholly owned subsidiary of the Parent, intends to offer and expand on the residential services currently being provided by CCI, while CCI will focus on developing revenue streams from other services.

Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the
Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X of the
Securities and Exchange Commission ("SEC"). Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.
Operating results for the three and nine months ended September 30, 2001 are not necessarily indicative of the results for the year ended December 31, 2001. The accompanying condensed consolidated financial statements and notes thereto should be read in conjunction with the Company's audited financial statements as of December 31, 2000 and 1999.

Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ significantly from those estimates.

                                       79
                                      F-12

Revenue Recognition
Revenues are recognized in the month in which the service is provided. Amounts that are not billed by the end of year are classified as unbilled in the accompanying balance sheet.

Property and Equipment
Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the assets' estimated useful lives of five to ten years.

NOTE B - RELATED PARTY TRANSACTIONS

The Company provides management and administrative services to Huntington
Telecommunications Partners, L.P. ("HTP"), a California limited partnership, in which the Company has a 5% limited partnership interest. As consideration for such services, the Company receives a monthly fee of 3% of HTP's revenues. These fees approximated $52,500 for the nine months ended September 30, 2001.

NOTE C - COMMITMENTS AND CONTINGENCIES

Proposed Common Stock Registration

The Company has entered into an agreement to merge with Competitive Companies
Holding, Inc. "CCH"). Pursuant to terms of the merger, the Company's stockholders would receive an equal number of shares in CCH, and the stockholder of CCH will not retain any of the Company's outstanding stock after the merger.
CCH is an acquisition company with no operations or assets.

The Company intends to file a registration statement with the Securities and
Exchange Commission for the registration of all the Company's outstanding shares after giving effect to this merger.

Merger with HTP

In February 2000, the Company and CCH agreed to merge with HTP. The merger will close in late 2001. As discussed in Note C, the Company provides management and administrative services to HTP, as well as telephone and cable service.

________________________________________________________________________________

                                       80
                                      F-13

                          HUNTINGTON TELECOMMUNICATIONS
                                 PARTNERS, L.P.

                           Financial Statements as of
                     and for the three and nine months ended
                           September 30, 2001 and 2000
                                   (Unaudited)

________________________________________________________________________________

                                                                           Page

     Balance Sheets                                                          F-15

     Statements of Operations                                                F-16

     Statement of Partners' Capital (Deficit)                                F-17

     Statement of Cash Flows                                                 F-18

     Notes to Financial Statements                                           F-19

________________________________________________________________________________

                                       81
                                      F-14

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                                 BALANCE SHEETS

____________________________________________________________________________________

                                                     September 30,
                                                          2001          December 31,
                                                      (Unaudited)           2000
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                        $   15,784       $   38,321
     Accounts receivable, net of allowance for
      doubtful accounts of $62,815 and $65,700,
      respectively                                        51,493           68,937
     Due from affiliate                                  189,058           61,334
           Total current assets                          256,335          168,592

TELECOMMUNICATIONS EQUIPMENT AND COMPUTERS
     (net of accumulated depreciation and
           amortization of $1,073,496
           and $993,154, respectively)                         -           80,342

        TOTAL                                         $  256,335       $  248,934
                                                      ==========       ==========

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES-
        Accounts payable                              $   26,832       $   45,225

PARTNERS' CAPITAL                                        229,503          203,709

TOTAL                                                 $  256,335       $  248,934
                                                      ==========       ==========

____________________________________________________________________________________

See notes to financial statements.

                                       82
                                      F-15

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

______________________________________________________________________________________________________________

                                                 Three            Three            Nine            Nine
                                                 Months          Months           Months          Months
                                                 Ended            Ended           Ended            Ended
                                             September 30,     September 30,   September 30,    September 30,
                                                  2001             2000            2001             2000

REVENUES                                      $  147,458        $ 200,595       $ 477,478        $ 549,857

OPERATING EXPENSES:
  Phone and cable services                        75,046          146,847         273,622          420,124
  Administration fees - related party             18,228            6,579          52,524           47,237
  Depreciation and amortization                   26,646           24,503          80,342           73,509
  Commissions                                      9,300           11,127          28,875           35,554
  Management fees - related party                  4,337            5,102          13,230           15,538
  Provision for bad debts                            740            1,700           3,091            5,700
  Other                                                -            8,667               -           50,363
                                                 134,297          204,525         451,684          648,025

NET INCOME (LOSS)                             $   13,161        $  (3,930)      $  25,794        $ (98,168)
                                              ==========        ==========      =========        ==========

______________________________________________________________________________________________________________

See notes to financial statements.

                                       83
                                      F-16

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                    STATEMENT OF PARTNERS' CAPITAL (DEFICIT)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (Unaudited)

_____________________________________________________________________________________

                                   General Partner    Limited Partners     Total

BALANCES, DECEMBER 31, 2000           $ (208,448)      $    412,157       $ 203,709

Net income                                 6,449             19,345          25,794

BALANCES, SEPTEMBER 30, 2001            (201,999)           431,502         229,503
                                      ===========      ============       =========

_____________________________________________________________________________________

See notes to financial statements.

                                       84
                                      F-17

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

________________________________________________________________________________________________________________________________

                                                                    Three           Three           Nine            Nine
                                                                    Months          Months          Months          Months
                                                                     Ended           Ended          Ended           Ended
                                                                   September       September      September      September 30,
                                                                   30, 2001        30, 2000        30, 2001          2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                 $  13,161     $   (3,930)      $  25,794      $  (98,168)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
     Depreciation and amortization                                   26,646         24,503          80,342          73,509
     Provision for bad debts                                            740          1,700           3,091           5,700
     Changes in current assets and liabilities:
               Decrease (increase) in accounts receivable            (4,676)           744          14,353          11,244
               Increase (decrease) in accounts payable               (3,561)           112         (18,393)         10,172
               Increase in due from affiliate                       (40,989)       (35,171)       (127,724)        (35,171)
NET CASH USED IN OPERATING ACTIVITIES                                (8,679)       (12,042)        (22,537)        (32,714)

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of equipment                                                     -              -               -          (2,336)

NET DECREASE IN CASH AND CASH EQUIVALENTS
                                                                     (8,679)       (12,042)        (22,537)        (35,050)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD
                                                                     24,463         60,236          38,321          83,244

CASH AND CASH EQUIVALENTS, END OF THE PERIOD
                                                                  $  15,784     $   48,194       $  15,784      $   48,194
                                                                  ==========    ===========      ==========     ===========

________________________________________________________________________________________________________________________________

See notes to financial statements.

                                       85
                                      F-18

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (Unaudited)

________________________________________________________________________________

NOTE A - FORMATION AND NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Huntington Telecommunications Partners, L.P. (the "Partnership") was formed as a limited partnership under the laws of the state of California on February 11,
1994. The Partnership, which provides telephone and cable television hookups for four apartment complexes located in the cities of Fremont, Hayward, Fair Oaks and San Jose, California, owns wiring, telephone switching equipment, and satellite reception equipment located within each apartment complex. Pursuant to applicable federal and state law, tenants have the right to use a telephone service provider other than the Partnership. Tenants do not have a right to utilize another cable television provider other than the Partnership.

The Partnership's operating and capital structure are governed by a Limited
Partnership Agreement (the "Agreement") between KBL Investment Company, L.P.
("KBL" or the "General Partner") and various limited partners (the "Limited
Partners"), who have the made capital contributions, and have partnership interests, as follows:

                              Partnership                   Capital
                               Interest                  Contributions

The General Partner              25.0%                         -

The Limited Partners             75.0%                    $1,250,000

Pursuant to terms of the Agreement, operating and capital losses are allocated among the General and Limited Partners (collectively the "Partners") in accordance with their respective partnership interests. Operating income and capital gains are to be allocated to the Partners as follows: (1) in proportion to their partnership interests until such allocations exceed prior losses; (2)
1% to the General Partner, and 99% to Limited Partners until they have received a cumulative non-compounded 10% preferred return on their net investor capital and (3) in proportion to their respective partnership interests. The preferred return will be accounted for as a reclassification of capital between the
General and Limited Partners accounts if and when the General Partner has available basis. The cumulative preferred cash return not paid and or transferred between the Partners' capital accounts approximated $615,000 at
December 31, 2000.

Cash generated from operations is distributable to the Partners in the following priority: (1) 1% to the General Partner, and 99% to Limited Partners until they have received a cumulative non-compounded 10% preferred return on their net investor capital and (2) in

                                       86
                                      F-19

proportion to their respective partnership interests. The Agreement contains different distribution priorities if distributions result from a
"Non-Terminating Capital Transaction" (as defined), or arise from the original incurrence or refinancing of any indebtedness.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the
Company have bee prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X of the
Securities and Exchange Commission ("SEC"). Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.
Operating results for the three and nine months ended September 30, 2001 are not necessarily indicative of the results for the year ended December 31, 2001. The accompanying condensed consolidated financial statements and noted thereto should be read in conjunction with the Company's audited financial statements as of December 31, 2000.

Revenue Recognition

Revenues are recognized in the month in which the service is provided.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ significantly from those estimates.

Telecommunications Equipment and Computers

Telecommunications equipment and computers are recorded at cost. Depreciation and amortization are computed using the double declining method over the assets'
estimated useful lives of seven years. Major repairs or replacements are capitalized, whereas maintenance, repairs and minor replacements are charged to operations as incurred.

Income Taxes

No provision or benefit for income taxes is included in the accompanying financial statements since taxable income or loss passes through to, and is reportable by, the Partners.

                                       87
                                      F-20

NOTE B - RELATED PARTY TRANSACTIONS

KBL provides management services to the Partnership. As consideration for such services, KBL receives a monthly fee of 3% of the Partnership's revenues. The total amount expensed, and paid, under this arrangement during the nine months ended September 30, 2001 approximated $13,000. In addition to such fees, KBL is reimbursed for direct costs incurred on behalf of the Partnership; no such costs were incurred by, and/or reimbursed to KBL by the Partnership during the nine months ended September 30, 2001.

As discussed in Note B, COCO provides all of the Partnership's long distance services. In turn, COCO purchases all of such services from Qwest
Communications. Total long distance services purchased from COCO approximated
$74,000 during the nine months ended September 30, 2001; such amount is included in phone and cable services in the accompanying statement of operations.

In addition, COCO provides billing, collection and certain other administrative services to the Partnership. As consideration for such services, COCO received approximately $52,500 for the nine months ended September 30, 2001.

An affiliate of the general partner provides space for the Partnership at no charge. No value has been ascribed to such occupancy expenses in the accompanying statement of operations, as the amounts were not considered significant.

NOTE C - COMMITMENTS AND CONTINGENCIES

In February 2000, the Partnership, Competitive Companies Holding, Inc. ("CCH")
and COCO agreed to merge. The merger is anticipated to close in 2001. CCH is an acquisition Company, with no operations or assets.

________________________________________________________________________________

                                       88
                                      F-21

                           COMPETITIVE COMPANIES, INC.
                                 AND SUBSIDIARY

________________________________________________________________________________

                                                                        Page

Independent Auditors' Report                                              F-23

Consolidated Financial Statements:

      Balance Sheet as of December 31, 2000                               F-24

      Statements of Operations for the years ended
          December 31, 2000 and 1999                                      F-25

      Statements of Stockholders' Equity for the years
          ended December 31, 2000 and 1999                                F-26

      Statements of Cash Flows for the years ended
          December 31, 2000 and 1999                                      F-27

      Notes to Financial Statements                                       F-28

________________________________________________________________________________

                                       89
                                      F-22

INDEPENDENT AUDITORS' REPORT

To the Stockholders of Competitive Companies, Inc.:

We have audited the accompanying consolidated balance sheet of Competitive
Companies, Inc. and subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with accepted auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of
December 31, 2000, and the results of its operations and cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

                          KINGERY, CROUSE & HOHL, P.A.

April 2, 2001
Tampa, FL

                                       90
                                      F-23

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2000

       ASSETS

       CURRENT ASSETS:
          Cash and cash equivalents                               $    230,298
          Receivables:
             Accounts, net of allowance for doubtful
               accounts of $66,019                                     173,579
             Unbilled                                                   21,659
          Prepaid expenses and other current assets                      4,202
             Total current assets                                      429,738

       PROPERTY AND EQUIPMENT - NET                                    561,609

       OTHER ASSETS                                                     66,346

       TOTAL                                                      $  1,057,693
                                                                  =============

       LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES:
       Accounts payable                                           $     79,403
       Due to affiliate                                                 61,334
       Current maturities of long-term debt                             65,319
       Current maturities of capital lease obligations                  83,129
       Accrued and other liabilities                                    18,233
             Total current liabilities                                 307,418

       LONG-TERM DEBT (net of current maturities)                      290,425

       CAPITAL LEASE OBLIGATIONS (net of current maturities)            14,197
             Total liabilities                                         612,040

       COMMITMENTS AND CONTINGENCIES

       STOCKHOLDERS' EQUITY:
       Class A convertible preferred stock, $0.001 par value;
           4,000,000 shares authorized, issued and outstanding
           with a liquidation value of $40,000                          4,000
       Class A common stock, $0.001 par value, 46,000,000 shares
           authorized; 4,912,061 shares issued and outstanding          4,912
       Additional paid-in capital                                  16,702,161
       Deficit                                                    (16,265,420)
            Total stockholders' equity                                445,653

       TOTAL                                                      $ 1,057,693
                                                                  ============

________________________________________________________________________________

See notes to consolidated financial statements.

                                       91
                                      F-24

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

___________________________________________________________________________________

                                                          2000             1999

   REVENUES                                           $ 1,555,799     $  1,452,489

   COSTS OF REVENUES                                    1,094,392        1,095,455

   GROSS PROFIT                                           461,407          357,034

   OTHER OPERATING EXPENSES:
     Stock based compensation expense                      60,000       15,443,277
     Depreciation                                         102,407           88,781
     Employee compensation and benefits                   228,427          145,974
     Occupancy                                             27,501           28,803
     Professional fees                                     95,444           66,501
     Provision for bad debt                                40,183           23,282
     General and administrative                            41,991          209,964

            Total other operating expenses                595,953       16,006,582

   LOSS FROM OPERATIONS                                  (134,546)     (15,649,548)

   OTHER EXPENSE - Interest expense                       (50,206)         (77,343)

   NET LOSS                                           $  (184,752)    $(15,726,891)
                                                      ============    =============

   NET LOSS PER SHARE:
     Basic and diluted                                $     (0.04)    $     (3.82)
                                                      ============    =============
     Weighted average number of
       shares - basic and diluted                       4,118,000        4,912,061
                                                      ============    =============

___________________________________________________________________________________

See notes to consolidated financial statements.

                                       92
                                      F-25

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

__________________________________________________________________________________________________________________________________

                                    Class A                 Class A           Additional
                                 Common Stock           Preferred Stock        Paid- in    Accumulated   Subscription
                              Shares       Amount      Shares      Amount       Capital     (Deficit)     Receivable      Total

Balances, January 1, 1999     3,384,700     $ 3,385    1,000,000    $ 1,000 $    34,030  $   (353,777)   $      -     $   (315,362)

Sale of common stock            855,000         855                             854,145                   (57,500)         797,500

Sale of common stock at
    discount for services       383,852         384                             383,468                                    383,852

Issuance of common stock
    for services                119,425         119                             119,306                                    119,425

Issuance of common stock
    for conversion of debt      109,084         109                             108,975                                    109,084

Issuance of options for
    Services                                                                    245,000                                    245,000

Issuance of Class A
   Convertible Preferred
   Stock                                               3,000,000      3,000  14,997,000                                 15,000,000

Stock issuance costs                                                            (99,703)                                   (99,703)

Net loss                                                                                  (15,726,891)                 (15,726,891)

Balances, December 31, 1999   4,852,061       4,852    4,000,000      4,000  16,642,221   (16,080,668)    (57,500)         512,905

Issuance of common stock
    for services                 60,000          60                              59,940                                     60,000

Collection of receivable                                                                                   57,500           57,500

Net Loss                                                                                     (184,752)                     (184,752)

Balances, December 31, 2000   4,912,061     $ 4,912    4,000,000    $ 4,000 $ 16,702,161 $(16,265,420)   $      0     $    445,653
                              =========     =======    =========    ======= ============ =============   =========    =============

__________________________________________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       93
                                      F-26

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

___________________________________________________________________________________________________

                                                                      2000                  1999
  CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                   $(184,752)         $(15,726,891)
       Adjustment to reconcile net loss to net cash provided
       by (used in) operating activities:
         Depreciation                                                102,407                88,781
         Net change in allowance for bad debts                       (20,550)               23,282
         Non-cash compensation                                        60,000            15,443,277
         Non-cash interest expense                                         -                 9,084
       Changes in assets and liabilities, net:
         Decrease (increase) in receivables                           25,066               (57,114)
         Decrease in prepaid expenses                                  6,375                 1,876
         Increase in other assets                                    (20,261)               (7,079)
         Decrease in accounts payable                                (30,314)             (102,349)
         Increase in due to affiliate                                 61,334
         Increase (decrease) in accrued and other liabilities         10,512               (19,028)
         Decrease in due to bank                                           -               (13,675)
  NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  9,817              (359,836)

  CASH FLOWS FROM INVESTING ACTIVITIES-
        Purchases of property and equipment                          (24,237)              (45,927)

  CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from issuance of common stock                        57,500             1,102,500
        Cash paid for stock issuance costs                                 -               (99,703)
        Repayments of long-term debt                                 (75,796)              (60,573)
        Repayments of capital lease obligations                     (101,892)             (101,941)
        Repayments of stockholder advances                           (35,766)              (33,848)
  NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES               (155,954)              806,435

  NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS              (170,374)              400,672

  CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                       400,672                     -

  CASH AND CASH EQUIVALENTS, END OF YEAR                           $ 230,298          $    400,672
                                                                   ==========         =============

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION - Interest paid                                  $  50,206          $     68,259
                                                                   ==========         =============

___________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       94
                                      F-27

                   COMPETITIVE COMPANIES, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
________________________________________________________________________________

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Competitive Companies, Inc. (the "Parent") was incorporated under the laws of the state of Nevada in March 1998. In 1998, the Company acquired all of the assets and assumed all of the liabilities of Competitive Communications, Inc.
("CCI"), which was incorporated under the laws of the state of California in
February 1996. CCI is the successor to Western Telephone & Television, which was founded in 1985.

As consideration for the acquisition of CCI, the Parent issued 3,302,700 shares of its Class A common stock and 1,000,000 shares of its Class A convertible preferred stock to management and ownership of CCI. Because the management of
CCI and the Parent were effectively the same, the combination has been accounted for in accordance with an interpretation of Accounting Principles Board Opinion
No. 16, entitled "Transfers and Exchanges Between Companies Under Common
Control." This interpretation requires the assets and liabilities so transferred to be accounted for at historical cost in a manner similar to that used in pooling of interests accounting. Accordingly, the accompanying consolidated financial statements reflect the combination as if it had been completed on
January 1, 1998.

CCI and its Parent (collectively, the "Company") provide telephone, cable television, long distance/interexchange, and public telephone service to customers who live in multi-tenant residential buildings. The Company's operations are located in Riverside, California and approximately 80% of its customers are California residents.

In addition to the above, in January 2000, the Parent formed CCI Residential
Services, Inc. ("CCIR"). This entity, which is a wholly owned subsidiary of the
Parent, intends to offer and expand on the residential services currently being provided by CCI, while CCI will focus on developing revenue streams from other services.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the
Parent, CCI and CCIR. Significant inter-company balances and transactions have been eliminated in consolidation.

Revenue Recognition

Revenues are recognized in the month in which the service is provided. Amounts that are not billed by the end of year are classified as unbilled in the accompanying balance sheet.

                                       95
                                      F-28

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ significantly from those estimates.

Financial Instruments

The Company believes the book value of their cash and cash equivalents, receivables, accounts payable and accrued and other liabilities approximates their fair values due to their short-term nature. In addition, management believes the book value of their notes payable, long-term debt and capital lease obligations approximates their fair values as the current interest rates on such items approximate rates at which similar types of lending and/or borrowing arrangements could be currently negotiated by the Company.

Long-Lived Assets

The Company periodically reviews its long-lived assets for indications of impairment. If the value of an asset is considered impaired, an impairment loss would be recognized. At December 31, 2000, management believes all of its long-term assets are recoverable.

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs which do not extend the useful life of an asset are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the assets' estimated useful lives of five to ten years.

Income Taxes

Income taxes are accounted for under the liability method. Under the liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the tax bases of assets and liabilities and their financial statement carrying amounts. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Temporary differences between financial and taxable reporting arise primarily from certain stock based compensation (stock based compensation arising from the Class A Preferred Stock is considered to be a permanent difference) which is included in the determination of net loss, but is not reported for tax return purposes until the exercise and or sale of such securities.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, and receivables. With respect to cash and cash equivalents, at December 31,
2000, the Company maintains all of its cash and cash equivalents in deposit

                                       96
                                      F-29

accounts with three high quality financial institutions, which deposit accounts at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

With respect to accounts and unbilled receivables, the Company performs ongoing credit evaluations of its customers and has certain collection measures in-place to limit the potential for significant losses. Substantially all of the receivables included in the accompanying consolidated balance sheet were recovered subsequent to December 31, 2000.

The Company purchases a significant portion of its local and long distance telephone line capacity, as well as its cable television capacity from three vendors. Management performs ongoing negotiations with other vendors and believes that given the competitive nature of the industry it could obtain similar agreements with other vendors.

A  significant  portion of the  Company's  revenues are derived from  agreements which give the Company the right to sell telephone and cable television  service to the tenants of various  apartment  complexes.  The  agreements,  which expire between  2003 and 2005,  require  the Company to pay a  commission  up to 11% of telephone  and cable  television  revenue to the  applicable  apartment  complex owner.

Advertising

Advertising costs are expensed as incurred.

Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued Statement of
Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive
Income." SFAS 130 established reporting and disclosure requirements for comprehensive income and its components within the financial statements. The
Company's comprehensive income components during the years ended December 31,
1999 and 2000 was not significant.

Loss Per Common Share

The Company computes net loss per share in accordance with Statement of
Financial Accounting Standards Board Statement No. 128 "Earnings per Share"
("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the
provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the periods. The weighted average number of common shares outstanding during the years ended
December 31, 2000 and 1999 approximated 4,118,000 and 3,313,000, respectively.
Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. Common stock equivalents existing at December 31, 2000 and 1999 are not included in the per share calculations because they are anti-dilutive.

The following table reflects the total number of common shares which were issued
(in the case of Convertible Debt - see Note E) or would be issued upon conversion of the following securities:

                                       97
                                      F-30

                                                   Cumulative # of             Cumulative #
                                                     Shares as of             of Shares as of
                                                  December 31, 2000          December 31, 1999

     Convertible Class A Preferred Stock              20,000,000                   20,000,000
     Stock Options                                     4,470,000                    4,420,000

Stock-Based Compensation

The Company has adopted SFAS No 123, "Accounting for Stock-Based Compensation"
which requires companies to recognize as expense the fair value of all stock-based awards on the date of grant, or continue to apply the provisions of
Accounting Principles Board Opinion No. 25 and provide pro-forma net income
(loss) earnings per share disclosure for employee stock option grants and all other stock-based compensation as if the fair-value-based method defined in SFAS
123 had been applied. The Company has elected to apply the provisions of SFAS
123.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

NOTE C - SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1999, non-cash investing and financing activities were as follows:

o       The Company acquired property and equipment of approximately $207,500 through the issuance of a note payable.

o       100,000 shares of Class A common stock were issued as consideration for conversion of certain long-term debt having a principal balance of
        $100,000.

NOTE D - PROPERTY AND EQUIPMENT-NET

Property and equipment consists of the following at December 31, 2000:

                                       98
                                      F-31

                                                                   Amount

      Telecommunications equipment and computers                $  775,473
      Vehicles                                                      69,762
      Furniture, fixtures and improvements                          22,258
                                                                   867,493
      Less accumulated depreciation and amortization               305,884

      Property and equipment-net                                $  561,609
                                                                ==========

NOTE E - STOCKHOLDERS' EQUITY

In addition to the issuance of common and preferred shares issued in connection with the acquisition of CCI, (see Note A), in 1998 the Company issued 82,000 shares of its common stock at a price of $1.00 per share pursuant to a private placement of securities.

During the year ended December 31, 2000, the Company issued 60,000 shares of its common stock in exchange for services provided to the Company. Because the fair value of the stock at the time was considered to be $1.00 per share, $60,000 has been recorded as stock-based compensation expense in the accompanying consolidated statement of operations.

During the year ended December 31, 1999, common and preferred shares were issued as follows:

Class A Common Stock

o       855,000 shares were sold for $1.00 per share pursuant to a private placement of securities.

o       383,852 shares were sold for $305,000 (an average of approximately $0.80 per share) pursuant to a private placement of securities. Because the fair value of the stock at such time was considered to be $1.00 per share, the discount of $0.20 per share, or $78,852, was recorded as stock-based compensation expense in the accompanying consolidated statement of operations.

o       119,425 shares were issued in exchange for services provided to the
        Company. Because the fair value of the stock at the time was considered to be $1.00 per share, $119,425 has been recorded as stock-based compensation expense in the accompanying consolidated statement of operations.

o       100,000 shares were issued as consideration for conversion of certain long-term debt having a principal balance of $100,000. In addition, the
        Company issued 9,084 shares to an investor as consideration for interest expense. In connection with the conversion of such debt, the Company has agreed to register its shares through a filing with the Securities and
        Exchange Commission and to issue additional shares to such holders if the initial opening price is below $3.00.

Class A Convertible Preferred Stock

3,000,000 shares of Class A Convertible Preferred Stock were issued to various founding stockholders and management in December 1999. Upon the occurrence of certain events, these shares are convertible into 15,000,000 shares of common stock; accordingly, $15,000,000 of stock based compensation has been recorded as

                                       99
                                      F-32

of December 31, 1999. Conversion may occur at any time, in whole or in part up to the percentage associated with the achievement of certain future events for a period commencing on the date such event was achieved and ending on December 31,
2010.

The conversion rate is subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event effecting such shares. Holders of the preferred shares are not entitled to preferential dividend rights, redemption or voting rights, except as may be required by law.

Incentive and Non-Statutory Stock Option Plan

The Board of Directors has reserved 7,500,000 shares of its common stock for issuance under its Incentive and Non-Statutory Stock Option Plan (the "Plan").
Generally, incentive options are granted at an exercise price equal to the fair value of the Company's common stock (as determined by the Board of Directors) at the date of grant. In accordance with the provisions of SFAS 123, 500,000 options issued in 1999 to certain consultants for services rendered have resulted in the Company recording $245,000 of stock-based compensation in the accompanying 1999 consolidated statement of operations.

Incentive options require two-years of continued employment before exercise, and have 20% vesting schedules thereafter, in which full vesting occurs immediately prior to the expiration of five years following the date the incentive option is granted. As such, approximately 1,750,000 of the options listed below were vested and/or exercisable at December 31, 2000.

                                                                 Options Outstanding

                                                     Number of Shares       Price Per Share

   Options outstanding at December 31, 1998              3,870,000          $         0.001
      Options granted during 1999                          200,000                    0.001
      Options granted during 1999                          300,000                     0.85
      Options granted during 1999                           50,000                     1.00
      Options granted during 2000                           50,000                     1.00

   Options outstanding at December 31, 2000              4,470,000          $ 0.001 to 1.00
                                                         =========          ===============

Each of the options expires on the earlier of the date specified in the option agreement, or the tenth anniversary of the date of grant. Any incentive option not subject to this provision is designated as being a non-statutory option.
Whenever an outstanding option is terminated (other than by exercise), the shares of common stock relating to such option are to be restored to the Plan and be available for the grant of other options under the Plan.

NOTE F- LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2000:

                                       100
                                      F-33

Note payable to Frontier Communications Services, Inc., bearing interest at 10%
with monthly principal and interest payments of $3,500 through March 15, 2003.
The note is secured by the telecommunications equipment purchased with the
proceeds of the note.                                                            $ 70,740

Note payable to Frontier Communications Services, Inc., bearing interest at 10%
with monthly principal and interest payments of $3,000 through June 25, 2001.
The note is secured by the telecommunications equipment purchased with the
proceeds of the note.                                                              21,274

Unsecured note payable to stockholder, bearing interest at 8.0% and requiring monthly principal and interest installments of $682.78 through February 23,
2011.                                                                              56,280

Note payable to GST Universal, Inc. requiring interest payments only of
$1,728.75 (at 10%) through May 10, 2004 at which time all principal and unpaid interest is due in full. The note is secured by the telecommunications equipment
purchased with the proceeds of the note.                                          207,450
                                                                                  355,744
Less current maturities                                                            65,319

Long-term debt                                                                  $ 290,425
                                                                                ==========

Scheduled maturities of long-term debt as of December 31, 2000 are as follows:

         Years Ending
         December 31,                                  Amounts

            2001                                      $ 65,319
            2002                                        37,940
            2003                                         7,756
            2004                                       205,367
            2005                                         5,233
            Thereafter                                  34,129

            Total                                    $ 355,744
                                                     =========

NOTE G- OTHER RELATED PARTY TRANSACTIONS

The Company periodically borrows funds from various stockholders. At December
31, 2000, there were no advances outstanding from stockholders. Such advances are unsecured, non-interest bearing and due on demand.

The Company provides billing, collection and certain other administrative services, as well as certain telephone and cable services, to Huntington
Telecommunications Partners, L.P. ("HTP"), a California limited partnership in which the Company has a 5% limited partnership interest. As consideration for

                                       101
                                      F-34

such services, the Company received approximately $78,000 for the year ended
December 31, 2000. Additionally, the Company sold approximately $235,500 in long distance services to HTP during the year ended December 31, 2000.

From the period August 7, 2000 through December 31, 2000, the Company collected revenues and expenses on behalf of HTP resulting in a net payable to HTP of
$61,334.

NOTE H- INCOME TAXES

During the years ended December 31, 2000 and 1999, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no provision for income taxes has been included in the accompanying consolidated statements of operations. The significant components of the Company's deferred income tax asset as of December 31, 2000, assuming an effective income tax rate of 39%, are approximately as follows:

          Stock-based  compensation                             $ 173,000
          Net operating loss carryforwards                        292,500
                                                                  465,500
          Valuation allowance                                    (465,500)
          Deferred income tax asset - net                       $       0
                                                                ==========

The Company established a valuation allowance to fully reserve the net deferred income tax asset as of December 31, 2000 as the realization of the asset did not meet the required asset recognition standard established by SFAS 109. As a result thereof, no benefit for income taxes has been recorded in the accompanying consolidated statement of operations.

At December 31, 2000, the Company had net operating loss carryforwards of approximately $750,000 for income tax purposes. These carryforwards expire at various times through the year ended December 31, 2020.

NOTE I - COMMITMENTS AND CONTINGENCIES

The Company leases its operating facility under a non-cancelable operating lease. Future minimum lease payments required are approximately as follows:

      Years Ending
      December 31,                                           Amounts

        2001                                                $  26,300
        2002                                                   20,300

        Total                                               $  46,600
                                                            =========

Total rent expense for 2000 and 1999 approximated $27,500 and $18,300, respectively.

The Company is also obligated under various capital leases. Future minimum lease payments required under such leases are as follows:

                                       102
                                      F-35

      Years Ending
      December 31,                                                     Amounts

        2001                                                         $  96,833
        2002                                                            15,722
        Total minimum lease payments                                   112,555
        Less amount representing interest                               15,229
        Present value of future minimum lease payments                  97,326
        Less current maturities                                         83,129

        Capital lease obligations - net of current maturities        $  14,197
                                                                     =========

Employment Agreements

The Company has entered into five-year employment agreements with its President and Secretary which require initial annual base salary of approximately $77,000 and $68,000 respectively, and unless earlier terminated thereto, are subject to automatic extension for an additional period of two years. The officers' annual base salaries will be increased to $130,000 and $115,000, respectively if the
Company is able to raise $1,000,000 of investment proceeds.

In addition to their annual base salary, both of the executives are entitled to amounts under an executive bonus plan in any fiscal year in which earnings before taxes and charitable contributions ("PT-PC") of the Corporation is
$1,000,000 or more. Under the plan, 6% of the PT-PC is available for executive officers and an additional 6% for non-executive officers to be paid as cash bonuses no less often than annually. Through December 31, 2000, no amounts have been awarded under this plan.

Litigation

The Company was involved in certain arbitration with Personal Communications
Spectrum V; an entity in which it has a 10% ownership interest (the "Claimant").
The parties reached a settlement agreement in January 2001, whereby in exchange for full title to the Systems, the Company paid $250,000 cash. Because management believes that such consideration approximates the fair market value of the Systems no effect has been given to this proposed settlement transaction in the accompanying consolidated financial statements.

NOTE J- PROPOSED COMMON STOCK REGISTRATION

The Company has entered into an agreement to merge with Third Enterprise Service
Group, Inc. ("TESG"). Pursuant to terms of the merger, the Company's stockholders would receive an equal number of shares in TESG, and the stockholder of TESG would retain less than 5% of the Company's outstanding stock after the merger. TESG is an acquisition company with no operations or assets.

In December 1999, a registration statement was filed with the Securities and
Exchange Commission for the registration of all the Company's outstanding shares after giving effect to this merger. An amendment is expected to be filed during
2001.

                                      103
                                      F-36

NOTE K- MERGER WITH HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.
                  ("HTP")

In February 2000, the Company and TESG agreed to merge with HTP. The merger agreement was signed August 7, 2000, but will not be completed until after the registration statement becomes effective. As discussed in Note G, the Company provides management and administrative services to HTP, as well as telephone and cable service.

________________________________________________________________________________

                                      104
                                      F-37

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

________________________________________________________________________________

                                                                         Pages

Independent  Auditors' Report                                              F-39

Consolidated Financial Statements:

    Balance Sheet as of December 31, 2000                                  F-40

    Statements of Operations for the years ended
        December 31, 2000 and 1999                                         F-41

    Statements of Partners' Capital for the years
       ended December 31, 2000 and 1999                                    F-42

    Statements of Cash Flows for the years ended
        December 31, 2000 and 1999                                         F-43

    Notes to Financial Statements                                          F-44

________________________________________________________________________________

                                      105
                                      F-38

INDEPENDENT AUDITORS' REPORT

To the Partners of Huntington Telecommunications Partners, L.P.:

We have audited the accompanying balance sheet of Huntington Telecommunications
Partners, L.P. (the "Partnership"), as of December 31, 2000, and the related statements of operations, partners' capital, and cash flows for the years ended
2000 and 1999. These financial statements are the responsibility of the
Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December
31, 2000, and the results of its operations and its cash flows for the years ended 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

Tampa, Florida
April 5,  2000

                                      106
                                      F-39

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                      BALANCE SHEET AS OF DECEMBER 31, 2000

________________________________________________________________________________

       ASSETS

      CURRENT ASSETS:
        Cash and cash equivalents                            $    38,321
        Accounts receivable, net of allowance
          for doubtful accounts of $65,700                        68,937
        Due from affiliate                                        61,334
              Total current assets                               168,592

      TELECOMMUNICATIONS EQUIPMENT AND COMPUTERS
              (net of accumulated depreciation and
               amortization of $993,154)                          80,342

        TOTAL                                                $   248,934
                                                             ===========

      LIABILITIES AND PARTNERS' CAPITAL

      CURRENT LIABILITIES-
        Accounts payable                                     $    45,225

      PARTNERS' CAPITAL                                          203,709

      TOTAL                                                  $   248,934
                                                             ===========

________________________________________________________________________________

See notes to financial statements.

                                      107
                                      F-40

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

________________________________________________________________________________

                                                   2000             1999

REVENUES                                       $  708,088        $  715,063

OPERATING EXPENSES:
  Phone and cable services                        485,657           447,273
  Administration fees - related party              78,284           107,854
  Depreciation                                    100,357            99,907
  Commissions                                      48,760            46,327
  Management fees - related party                  20,487            21,616
  Provision for bad debts                           6,082            14,520
  Other                                            42,261            17,746
                                                  781,888           755,243

NET LOSS                                       $  (73,800)       $  (40,180)
                                               ===========       ===========

________________________________________________________________________________

See notes to financial statements.

                                      108
                                      F-41

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                         STATEMENTS OF PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

_______________________________________________________________________________________

                                     General Partner    Limited Partners      Total

BALANCES, DECEMBER 31, 1998          $   (179,953)       $     522,642      $  342,689

Net loss                                  (10,045)             (30,135)        (40,180)

Distributions                                   -              (25,000)        (25,000)

BALANCES, DECEMBER 31, 1999              (189,998)             467,507         277,509

Net loss                                  (18,450)             (55,350)        (73,800)

BALANCES, DECEMBER 31, 2000          $   (208,448)       $     412,157      $  203,709
                                     =============       ==============     ===========

________________________________________________________________________________________

See notes to financial statements.

                                      109
                                      F-42

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

______________________________________________________________________________________________

                                                                2000                  1999
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                              $   (73,800)          $   (40,180)
     Adjustment to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation                                              100,357                99,907
     Provision for bad debts                                     6,082                14,520
     Changes in current assets and liabilities:
               Increase in accounts receivable                  (4,094)               (5,562)
               Increase in due from affiliate                  (61,334)                    -
               (Decrease) increase in accounts payable          (9,798)               10,502
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES            (42,587)               79,187

CASH FLOWS FROM INVESTING ACTIVITIES-
      Purchases of property and equipment                       (2,336)                    -

CASH FLOWS FROM FINANCING ACTIVITIES-
      Distributions to partners                                      -               (25,000)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS           (44,923)               54,187

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                    83,244                29,057

CASH AND CASH EQUIVALENTS, END OF YEAR                     $    38,321           $    83,244
                                                           ============          ============

______________________________________________________________________________________________

See notes to financial statements.

                                      110
                                      F-43

                  HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                          NOTES TO FINANCIAL STATEMENTS
            AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

________________________________________________________________________________

NOTE A - FORMATION AND NATURE OF OPERATIONS

Huntington Telecommunications Partners, L.P. (the "Partnership") was formed as a limited partnership under the laws of the state of California on February 11,
1994. The Partnership, which provides telephone and cable television hookups for four apartment complexes located in the cities of Fremont, Hayward, Fair Oaks and San Jose, California, owns wiring, telephone switching equipment, and satellite reception equipment located within each apartment complex. Pursuant to applicable federal and state law, tenants have the right to use a telephone service provider other than the Partnership. Tenants do not have a right to utilize another cable television provider other than the Partnership.

The Partnership's operating and capital structure are governed by a Limited
Partnership Agreement (the "Agreement") between KBL Investment Company, L.P.
("KBL" or the "General Partner") and various limited partners (the "Limited
Partners"), who have the made capital contributions, and have partnership interests, as follows:

                             Partnership                   Capital
                              Interest                  Contributions

The General Partner             25.0%                           -

The Limited Partners            75.0%                    $1,250,000

Pursuant to terms of the Agreement, operating and capital losses are allocated among the General and Limited Partners (collectively the "Partners") in accordance with their respective partnership interests. Operating income and capital gains are to be allocated to the Partners as follows: (1) in proportion to their partnership interests until such allocations exceed prior losses; (2)
1% to the General Partner, and 99% to Limited Partners until they have received a cumulative non-compounded 10% preferred return on their net investor capital and (3) in proportion to their respective partnership interests. The preferred return will be accounted for as a reclassification of capital between the
General and Limited Partners accounts if and when the General Partner has available basis. The cumulative preferred cash return not paid and or transferred between the Partners' capital accounts approximated $740,000 at
December 31, 2000.

Cash generated from operations is distributable to the Partners in the following priority: (1) 1% to the General Partner, and 99% to Limited Partners until they have received a cumulative non-compounded 10% preferred return on their net investor capital and (2) in

                                      111
                                      F-44

proportion to their respective partnership interests. The Agreement contains different distribution priorities if distributions result from a
"Non-Terminating Capital Transaction" (as defined), or arise from the original incurrence or refinancing of any indebtedness.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership's financial statements are prepared using the accrual method of accounting.

Revenue Recognition

Revenues are recognized in the month in which the service is provided.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ significantly from those estimates.

Financial Instruments

The Partnership believes the book value of their cash and cash equivalents, accounts receivable and accounts payable approximates their fair values due to their short-term nature.

Telecommunications Equipment and Computers

Telecommunications equipment and computers are recorded at cost. Depreciation and amortization are computed using the double declining method over the assets'
estimated useful lives of seven years. Major repairs or replacements are capitalized, whereas maintenance, repairs and minor replacements are charged to operations as incurred.

Long-Lived Assets

The Partnership periodically reviews its long-lived assets for indications of impairment. If the value of an asset is considered impaired, an impairment loss would be recognized.

                                      112
                                      F-45

At December 31, 2000, management believes all of the Partnership's long-lived assets are recoverable.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Income Taxes

No provision or benefit for income taxes is included in the accompanying financial statements since taxable income or loss passes through to, and is reportable by, the Partners.

Concentrations of Credit Risk

Financial instruments that potentially subject the Partnership to significant concentrations of credit risk consist principally of receivables, which effectively arise from residents of four apartment complexes located in Northern
California. The Partnership performs ongoing credit evaluations of its customers and has certain measures in place to limit the potential for significant losses.
Substantially all of the net receivables included in the accompanying balance sheet were recovered subsequent to December 31, 2000.

The Partnership purchases all of its local telephone line capacity from Pacific
Bell, all of its long distance line capacity from Competitive Companies, Inc.
("COCO"), a 20% partner in KBL (see Note C) and all of its cable television capacity from Netlink International.

NOTE C - RELATED PARTY TRANSACTIONS

KBL provides management services to the Partnership. As consideration for such services, KBL receives a monthly fee of 3% of the Partnership's revenues. The total amount expensed, and paid, under this arrangement during the year ended
December 31, 2000 approximated $20,500. In addition to such fees, KBL is reimbursed for direct costs incurred on behalf of the Partnership; no such costs were incurred by, and/or reimbursed to KBL by the Partnership during the year ended December 31, 2000.

As discussed in Note B, COCO provides all of the Partnership's long distance services. In turn, COCO purchases all of such services from Qwest
Communications. Total long distance services purchased from COCO approximated
$235,000 during the year ended December 31, 2000; such amount is included in phone and cable services in the accompanying statement of operations.

                                      113
                                      F-46

In addition, COCO provides billing, collection and certain other administrative services, to the Partnership. As consideration for such services, COCO received approximately $78,000 for the year ended December 31, 2000.

From the period August 7, 2000 through December 31, 2000, the COCO collected revenues and expenses on behalf of Partnership resulting in a net payable to
COCO of $48,852.

An affiliate of the general partner provides space for the Partnership at no charge. No value has been ascribed to such occupancy expenses in the accompanying statement of operations, as the amounts were not considered significant.

NOTE D - COMMITMENTS

The Partnership has agreements with four apartment complexes giving it the right to sell telephone and cable television service to the tenants of the apartment complexes. Each agreement requires that the Partnership pay a commission, currently between 8% and 10% of telephone revenue and 10% of cable television revenue, to the apartment complex owner. The agreements expire between 2003 and
2005.

NOTE E - MERGER AGREEMENT

In February 2000, the Partnership, Third Enterprise Service Group, Inc. ("TESG")
and COCO agreed to merge. The merger agreement was signed August 7, 2000, but will not be completed until after the registration statement becomes effective.
TESG is an acquisition Company, with no operations or assets.

________________________________________________________________________________

                                      114
                                      F-47

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

None.

                                       115

PRELIMINARY PROSPECTUS
COMPETITIVE COMPANIES, INC.
SUBJECT TO COMPLETION, DATED JANUARY 11, 2002

This offering is comprised solely of shares being offered by our selling shareholders.

Our selling shareholders are offering:

2,559,361 shares of our common stock, $.001 par value per share
1,495,436 shares of Class B preferred stock, $.001 par value
1,000,000 shares of Class C preferred stock, $.001 par value

Our common stock is not now qualified for quotation on the Over-the-Counter
Bulletin Board or listed on any national securities exchange or the NASDAQ stock market.

The selling shareholders may offer their shares at any price.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       116

                                     PART II

               ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and By-laws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person under certain circumstances.

Nevada law provides the following:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
        (Added to NRS by 1997, 694)

        NRS 78.751 Authorization required for discretionary indemnification;
advancement of expenses; limitation on indemnification and advancement of expenses.
        1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

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        (a) By the stockholders;
        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
        2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
        (Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706)

        NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.
        1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.
        2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:
        (a) The creation of a trust fund.
        (b) The establishment of a program of self-insurance.
        (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
        (d) The establishment of a letter of credit, guaranty or surety.
No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
        3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.
        4. In the absence of fraud:

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        (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
        (b) The insurance or other financial arrangement:
                (1) Is not void or voidable; and
                (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
        5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.
        (Added to NRS by 1987, 80)

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*)
represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

ITEM                                             AMOUNT
SEC Registration Fee                            $ 2,500
Legal Fees and Expenses                         $17,500
Accounting Fees and Expenses*                   $10,000
Miscellaneous*                                  $20,000
Total*                                          $50,000

* Estimated Figure

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In connection with the asset acquisition from Huntington Partners, we issued
1,000,000 shares of Common Stock and 1,000,000 shares of Class C Preferred
Stock.

In connection with the merger with Competitive Companies, we issued 5,912,061 shares of common stock, 4,000,000 shares of Class A preferred stock, and
1,495,436 shares of Class B preferred stock.

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These shares were issued in reliance upon Section 4(2) of the 1933 Act in view of the following:

o None of these issuances involved underwriters, underwriting discounts or commissions.
o Restrictive legends are placed on all certificates issued.
o The distribution did not involve general solicitation or advertising.
o No cash consideration was involved
o Except for Huntington Partners, all shareholders receiving stock were already shareholders of Competitive Companies
o The distributions were made only to accredited investors or investors who were believed to be sophisticated enough to evaluate the risks of the investment, particularly in view of the fact that no cash consideration was involved.

                               ITEM 27. EXHIBITS

        2.1      Plan and agreement of reorganization
        3.1      Articles of Competitive Companies, as amended
        3.11     By-laws of Competitive Companies
        4.1      Rights and preferences of Preferred Stock
        5.1      Legal Opinion

        10.01    Partnership Agreement - D Greens
        10.02    Partnership Agreement - A Gardens
        10.03    Partnership Agreement - C.Hills
        10.04*   Partnership Agreement - Rollingwood
        10.05a   Partnership Agreement - Trussville
        10.5b    Supply, Services and Management Agreement Trussville
        10.06a   Acquisition agreement - GST
        10.6b    Acquistion Agreement-GST
        10.6c    Acquistion Agreement-GST
        10.07    Employment Agreement - L. Halstead
        10.08    OPEN
        10.09    Employment Agreement - DK
        10.10    Agreement with LCI Quest
        10.11    Agreement with Inet
        10.12    Sample Option Agreement - employees
        10.13    Sample Option Agreement - consultants
        10.14    Sample Subscription Agreement - Common Stock
        10.15    Lease Agreement - Office
        10.16    Competitive Local Exchange Carriers License Approval Letter - MS
        10.17    Competitive Local Exchange Carriers License Approval Letter - CA
        23.1     Consent of Accountants - KCH
        23.2     Consent of Accountants - KCH
        23.5     Consent of Counsel (provided in 5.1)

* To be provided by amendment

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

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                              ITEM 28. UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of
Incorporation and By-Laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

1. File, during any period in which we offer or sells securities, a post-effective amendment to this registration statement to:

   i.Include any prospectus required by section 10(a)(3) of the Securities Act;

   ii.Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
   Fee" table in the effective registration statement. iii.Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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     SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Riverside California on January 11, 2002.

     Competitive Companies, Inc.

Title                               Name                   Date             Signature
Principal Executive Officer         David Kline II       01-11-02      /s/ David Kline II
Principal Accounting Officer        Larry Halstead       01-11-02      /s/ Larry Halstead
Principal Financial Officer         Larry Halstead       01-11-02      /s/ Larry Halstead

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             NAME                    TITLE           DATE

/s/ David Kline II                    David Kline II          Director       01-11-02
/s/ Michael Godfree                   Michael Godfree         Director       01-11-02
/s/ Larry Halstead                    Larry Halstead          Director       01-11-02
/s/ Jerald Woods                      Jerald Woods            Director       01-11-02
/s/ David Hewitt                      David Hewitt            Director       01-11-02

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